Master Manufacturing Services Agreement

Exhibit 10.1

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Master Manufacturing Services Agreement

March 18, 2020

Master Manufacturing Services Agreement

Table of Contents

ARTICLE 1		5
Structure of Agreement and Interpretation		5
1.1	Master Agreement.	5
1.2	Product Agreements.	6
1.3	Definitions.	6
1.4	Currency.	12
1.5	Sections and Headings.	12
1.6	Singular Terms.	12
1.7	Appendix 1, Schedules and Exhibits.	12
ARTICLE 2		13
PATHEON’S MANUFACTURING services		13
2.1	Manufacturing Services.	13
2.2	Active Material Yield.	15
2.3	Continuous Improvement.	17
ARTICLE 3		17
CLIENT’S OBLIGATIONS		17
3.1	Payment.	17
3.2	Active Materials and Qualification of Additional Sources of Supply.	17
ARTICLE 4		18
CONVERSION fees AND COMPONENT COSTS		18
4.1	[***] Pricing.	18
4.2	Price Adjustments – Subsequent Years’ Pricing.	19
4.3	Price Adjustments – Current Year Pricing.	20
4.4	Adjustments Due to Technical Changes or Regulatory Authority Requirements.	20
4.5	Multi-Country Packaging Requirements.	20
ARTICLE 5		21
ORDERS, SHIPMENT, INVOICING, PAYMENT		21
5.1	Orders and Forecasts.	21
5.2	Reliance by Patheon.	22
5.3	Minimum Orders.	23

Master Manufacturing Services Agreement

5.4	Delivery and Shipping.	23
5.5	Liquidated Damages For Late Delivery	23
5.6	Invoices and Payment.	24
ARTICLE 6		24
PRODUCT CLAIMS AND RECALLS		24
6.1	Product Claims.	24
6.2	Product Recalls and Returns.	25
6.3	Patheon’s Responsibility for Defective and Recalled Products.	26
6.4	Disposition of Defective or Recalled Products.	27
6.5	Healthcare Provider or Patient Questions and Complaints.	27
6.6	Sole Remedy.	27
6.7	Deviations / Change Control.	27
ARTICLE 7		27
CO-OPERATION		27
7.1	Quarterly Review.	27
7.2	Governmental Agencies.	28
7.3	Records and Accounting by Patheon.	28
7.4	Audit.	28
7.5	cGMP-type Audit.	28
7.6	Inspections	28
7.7	Reports.	29
7.8	Regulatory Filings.	29
ARTICLE 8		31
TERM AND TERMINATION		31
8.1	Initial Term.	31
8.2	Termination for Cause.	31
8.3	Obligations on Termination.	32
ARTICLE 9		33
REPRESENTATIONS, WARRANTIES AND COVENANTS		33
9.1	Authority.	33
9.2	Patheon Warranties.	33
9.3	Permits.	34
9.4	No Warranty.	34

Master Manufacturing Services Agreement

ARTICLE 10		35
REMEDIES AND INDEMNITIES		35
10.1	Consequential and Other Damages.	35
10.2	Limitation of Liability.	35
10.3	Patheon Indemnity.	35
10.4	Client Indemnity.	36
ARTICLE 11		36
CONFIDENTIALITY		36
11.1	Confidential Information.	36
11.2	Use of Confidential Information.	36
11.3	Exclusions.	37
11.4	Photographs and Recordings.	37
11.5	Permitted Disclosure.	37
11.6	Marking.	37
11.7	Return of Confidential Information.	38
11.8	Remedies.	38
ARTICLE 12		38
DISPUTE RESOLUTION		38
12.1	Commercial Disputes.	38
12.2	Technical Dispute Resolution.	38
ARTICLE 13		39
MISCELLANEOUS		39
13.1	Inventions.	39
13.2	Intellectual Property.	39
13.3	Insurance.	39
13.4	Independent Contractors.	40
13.5	No Waiver.	40
13.6	Assignment and Subcontracting.	40
13.7	Force Majeure.	41
13.8	Additional Product.	41
13.9	Notices.	41
13.10	Severability.	42
13.11	Entire Agreement.	42
13.12	Other Terms.	42
13.13	No Third Party Benefit or Right.	43

Master Manufacturing Services Agreement

13.14	Execution in Counterparts.	43
13.15	Use of Client Name.	43
13.16	Taxes.	43
13.17	Prohibition of Corrupt Payment	44
13.18	Governing Law.	45

Master Manufacturing Services Agreement

MASTER MANUFACTURING SERVICES AGREEMENT

THIS MASTER MANUFACTURING SERVICES AGREEMENT (the “Agreement”) is made as of March 18, 2020 (the “Effective Date”)

B E T W E E N:

PATHEON PHARMACEUTICALS INC.,
2110 East Galbraith Road, Cincinnati, OH 45237-1625,

a corporation existing under the laws of the State of Delaware

(“Patheon”),

- and -

CHEMOCENTRYX, INC.,
850 Maude Avenue, Mountain View, CA 94043

a corporation existing under the laws of the State of Delaware

(“Client”).

WHEREAS Client is a pharmaceutical company that is commercialising its Product and has a licensee and sublicensee(s) (“Client Licensees”) that are conducting studies and intends to commercialize Client’s Product (as defined herein) in certain countries. Client enters into this Agreement to ensure supply of Product for itself and Client Licensees.

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1

Structure of Agreement and Interpretation

1.1Master Agreement.

This Agreement establishes the general terms and conditions under which Patheon or any Affiliate of Patheon may perform Manufacturing Services for Client or any Affiliate of Client, at the Manufacturing Site. This “master” form of agreement is intended to allow the parties, or any of their Affiliates, to contract for the manufacture of multiple Products at the Manufacturing Sites through the issuance of site specific Product Agreements without having to re-negotiate the basic terms and conditions contained herein.

Master Manufacturing Services Agreement

1.2Product Agreements.

This Agreement is structured so that a Product Agreement may be entered into by the parties for the manufacture of a particular Product or multiple Products at a Manufacturing Site. Each Product Agreement will be governed by the terms and conditions of this Agreement unless the parties to the Product Agreement expressly modify the terms and conditions of this Agreement in the Product Agreement, in which case the modification will only apply to the Manufacturing Services to be performed under that Product Agreement. Unless otherwise agreed by the parties, each Product Agreement will be in the general form and contain the information set forth in Appendix 1 hereto.

1.3Definitions.

The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms will have corresponding meanings:

“Active Materials”, “Active Pharmaceutical Ingredients” or “API” means the materials listed in a Product Agreement on Schedule D;

“Active Materials Credit Value” means the value of the Active Materials for certain purposes of this Agreement, as set forth in a Product Agreement on Schedule D;

“Actual Annual Yield” or “AAY” has the meaning specified in Section 2.2(a);

“Affiliate” means:

(a)	a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or
(b)	a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or
(c)	a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement;

For this definition, “control” means the ownership of shares constituting a majority of the issued and voting capital of the applicable business entity;

“Annual Forecast” has the meaning specified in Section 5.1(b);

“Annual Product Review Report” means the annual product review report prepared by Patheon or an Affiliate of Patheon as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e) and respective EU laws, directives and regulations;

“Annual Report” means the annual report to the FDA which is required to be prepared and filed by Client regarding the Product as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2) and respective EU laws, directives and regulations;

“Annual Volume” means a volume of Product to be manufactured in any Year of this Agreement under the applicable Product Agreement;

Master Manufacturing Services Agreement

“Applicable Laws” means Laws enacted, adopted, promulgated or applied by an Authority that is applicable in the United States of America, in each case, as amended;

“Artwork” means camera ready drawings for all packaging Components to include but not limited to labels and product inserts to be used in the manufacture of the Product that meet the Specifications;

“Authority” means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether transnational, federal, state, provincial, county or municipal;

“Batch” means a defined quantity of Product, Manufactured in one process or series of processes, so that it is expected to be homogeneous, in the quantity set out in the Specifications.

“Breach Notice” has the meaning specified in Section 8.2(a);

“Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in the State of Ohio;

“Capital Equipment Agreement” means a separate agreement that the parties may enter into that will address responsibility for the purchase of capital equipment and facility modifications that may be required to perform the Manufacturing Services under a particular Product Agreement;

“cGMPs” means, as applicable, current good manufacturing practices as described in:

(a)	Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations;
(b)	EudraLex - Volume 4 Good Manufacturing Practices Guidelines published by the European Commission relating to Directive 2017/1572 (art. 2); and
(c)	Division 2 of Part C of the Food and Drug Regulations (Canada);

“Client Intellectual Property” means Intellectual Property generated or derived by or on behalf of Client, or by or on behalf of Patheon while performing any Manufacturing Services or otherwise generated or derived by Patheon in its business, which [***];

“Client Property” has the meaning specified in Section 8.3(a)(viii);

“Client-Supplied Components” means those Components identified in the applicable Product Agreement to be supplied by Client or that have been supplied by Client in connection with the Product to be Manufactured under the Product Agreement;

“Components” means, collectively, all packaging components, raw materials, excipients, ingredients, and other materials (including labels, product inserts and other labelling for the Products) required to manufacture the Products in accordance with the registered Specifications, other than the Active Materials;

“Confidential Information” has the meaning specified in Section 11.1;

Master Manufacturing Services Agreement

“Continuous Improvements” has the meaning specified in Section 2.3(a);

“Continuous Improvement Team” has the meaning specified in Section 2.3(a);

“Conversion Fee” means the Price for performing the Manufacturing Services excluding the cost of Components;

“CTD” has the meaning specified in Section 7.8(c);

“C-TPAT” has the meaning specified in Section 2.1(f);

“Deficiencies” have the meaning specified in Section 7.8(d);

“Deficiency Notice” has the meaning specified in Section 6.1(a);

“Delivery Date” means the date scheduled for shipment of Product under a Firm Order as set forth in Section 5.1(d);

“Disclosing Party” has the meaning specified in Section 11.1;

“EMA” means the European Medicines Agency;

“FDA” means the United States Food and Drug Administration;

“Firm Orders” have the meaning specified in Section 5.1(c);

“Force Majeure Event” has the meaning specified in Section 13.7;

“GST” has the meaning specified in Section 13.16(a)(iii);

“Health Canada” means the section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;

“Importer of Record” has the meaning specified in Section 3.2(a);

“Initial Annual Forecast” has the meaning specified in Section 5.1(b);

“Initial Exclusivity Period” has the meaning specified in Section 2.1;

“Initial Product Term” has the meaning specified in Section 8.1;

“Initial Set Exchange Rate” means as of the Effective Date of a Product Agreement, the initial exchange rate set forth in the Product Agreement to convert one unit of the billing currency into the Patheon Manufacturing Site local currency, calculated as the daily average interbank exchange rate for conversion of one unit of the billing currency into the Patheon Manufacturing Site local currency during the 90 day period immediately preceding the Effective Date as published by OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates”  at www.OANDA.com/convert/fxhistory;

Master Manufacturing Services Agreement

“Initial Term” has the meaning specified in Section 8.1;

“Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trademarks, trademark applications, trade-names, Inventions, copyrights, industrial designs, trade secrets, and know how;

“Invention” means information about any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

“Inventory” means all inventories of Components and work-in-process produced or held by Patheon for the manufacture of the Products;

“Late Delivery” has the meaning specified in Section 5.5;

“Laws” means all laws (statutory, common or otherwise), statutes, ordinances, regulations, rules, by-laws, judgments, decrees, injunctions, or orders of any Authority;

“Long Term Forecast” has the meaning specified in Section 5.1(a);

“MAD” has the meaning specified in Section 6.1(a);

“Manufacture” or “Manufacturing” means, the manufacturing and packaging of Components and Client Supplied Components, as the case may be, into Product performed in the Manufacturing Site in accordance with the Specifications and under the terms of this Agreement, the applicable Product Agreement, and the Quality Agreement;

“Manufacturing Services” means all operations required to be carried out by or on behalf of Patheon in the preparation and supply of the Product under this Agreement, such as the manufacturing, quality control, quality assurance, stability testing, packaging, technical release, and related services, as set forth in this Agreement, required to manufacture Product using the Active Materials and Components as further specified in the Specifications;

“Manufacturing Site” means the facility owned and operated by Patheon as agreed with Client where the Manufacturing Services will be performed by Patheon or any of its Affiliates as identified in a Product Agreement;

“Materials” means all Components required to manufacture the Products in accordance with the registered Specifications, other than the Active Materials;

“Maximum Credit Value” means the maximum value of Active Materials that may be credited by Patheon under this Agreement, as set forth in a Product Agreement on Schedule D;

“MBR” has the meaning specified in Section 6.1(a);

“Minimum Order Quantity” means the minimum number of Batches of a Product to be produced during the same cycle of manufacturing as set forth in a Product Agreement on Schedule B;

Master Manufacturing Services Agreement

“Obsolete Stock” has the meaning specified in Section 5.2(b);

“Patheon Competitor” means a [***];

“Patheon Intellectual Property” means Intellectual Property [***];

“PPI” has the meaning specified in Section 4.2(a);

“Price” means the fees to be charged by Patheon for performing the Manufacturing Services, and includes the cost of Components (other than Client-Supplied Components), certain cost items as set forth in a Product Agreement on Schedule B, and annual stability testing fees as set forth in a Product Agreement on Schedule C;

“Product” means the product listed in a Product Agreement on Schedule A;

“Product Agreement” means an agreement between Patheon and Client issued under this Agreement in the general form set forth in Appendix 1 (including Schedules A to D) under which Patheon will perform Manufacturing Services for the Product at a particular Manufacturing Site;

“Product Claims” have the meaning specified in Section 6.3(c);

“Quality Agreement” means the agreement between the parties entering a Product Agreement, or between the applicable Affiliate of Patheon and Client if the Manufacturing Services are subcontracted to the Affiliate by Patheon, that sets out the quality assurance standards for the Manufacturing Services to be performed by Patheon for Client;

“Rampdown Period” has the meaning specified in Section 8.3(a)(iii);

“Recall” has the meaning specified in Section 6.2(a);

“Recipient” has the meaning specified in Section 11.1;

“Reconciliation Report” has the meaning specified in Section 2.2(a);

“Regulatory Approval” has the meaning specified in Section 7.8(a);

“Regulatory Authority” means the FDA, EMA, and Health Canada and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;

“Remediation Period” has the meaning specified in Section 8.2(a);

“Renewal Term” has the meaning specified in Section 8.1;

“Representatives” means a party’s directors, officers, employees, advisers, agents, consultants, subcontractors, service partners, professional advisors, or representatives;

“Resident Jurisdiction” has the meaning specified in Section 13.16(a)(i);

Master Manufacturing Services Agreement

“Set Exchange Rate” means the exchange rate to convert one unit of the billing currency into the Patheon Manufacturing Site local currency for each Year, calculated as the average daily exchange rate for conversion of one unit of the billing currency into the Patheon Manufacturing Site local currency during the full year period (from October 1st of the preceding year to September 30th) as published by  OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates” at www.OANDA.com/convert/fxhistory;

“Shortfall” has the meaning specified in Section 2.2(b);

“Specifications” means the file, for each Product, which is given by Client to Patheon in accordance with the procedures listed in a Product Agreement on Schedule A and which contains documents relating to each Product, including, without limitation:

(a)	specifications for Active Materials and Components;
(b)	manufacturing specifications, directions, and processes;
(c)	storage requirements;
(d)	all environmental, health and safety information for each Product including material safety data sheets; and
(e)	the approved finished Product specifications, packaging specifications and shipping requirements for each Product;

all as updated, amended and revised from time to time by Client in accordance with the terms of this Agreement;

“Submission Date” has the meaning specified in Section 7.8(b).

“Subsequent Exclusivity Period” has the meaning specified in Section 2.1;

“Suitability Evaluation” has the meaning specified in Section 3.2(b).

“Surplus” has the meaning specified in Section 2.2(c);

“Target Yield” has the meaning specified in Section 2.2(a);

“Target Yield Determination Batches” has the meaning specified in Section 2.2(a);

“Tax” or “Taxes” have the meaning specified in Section 13.16(a);

“Technical Dispute” has the meaning specified in Section 12.2;

“Territory” means the geographic area described in the applicable Product Agreement;

“Third Party Rights” means the Intellectual Property of any third party;

Master Manufacturing Services Agreement

“VAT” has the meaning specified in Section 13.16(d); and

“Year” means in the first year of this Agreement or in the first year of a Product Agreement, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year.

1.4Currency.

Unless otherwise agreed in a Product Agreement, all monetary amounts expressed in this Agreement are in United States Dollars (USD).

1.5Sections and Headings.

The division of this Agreement into Articles, Sections, Subsections, an Appendix, Schedules and Exhibits and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section, Appendix, Schedule or Exhibit refers to the specified Section, Appendix, Schedule or Exhibit to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular part, Section, Appendix, Schedule or Exhibit of this Agreement.

1.6Singular Terms.

Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa.

1.7Appendix 1, Schedules and Exhibits.

Appendix 1 (including the Schedules thereto) and the following Exhibits are attached to, incorporated in, and form part of this Agreement:

Appendix 1	-	Form of Product Agreement (Including Schedules A to D)
Exhibit A	-	Technical Dispute Resolution
Exhibit B	-	Monthly Active Materials Inventory Report
Exhibit C	-	Report of Annual Active Materials Inventory Reconciliation and Calculation of Actual Annual Yield
Exhibit D	-	Example of Price Adjustment Due to Currency Fluctuation

Master Manufacturing Services Agreement

ARTICLE 2

PATHEON’S MANUFACTURING services

2.1Manufacturing Services.

Patheon will perform the Manufacturing Services for the Territory for the Price specified in a Product Agreement in Schedules B and C to manufacture Products for Client. Schedule B to a Product Agreement sets forth a list of cost items that are included in the Price for Products. Patheon will use commercially reasonable efforts to ensure that all applicable cost items are included in each Schedule B, as applicable, and if either Patheon or Client detects that a cost item is missing, Patheon will submit a reasonable offer to Client to fulfill the missing cost item. Patheon may amend the fees set out in Schedules B and C to a Product Agreement as set forth in Article 4. Patheon may change the Manufacturing Site for a Product only with the prior written consent of Client, this consent not to be unreasonably withheld (it being acknowledged that it will not be unreasonable for Client to condition approval upon qualification of the new Manufacturing Site for the manufacture of the Product and Patheon obtaining all other approvals, licenses, consents and satisfying all other similar requirements from any applicable Regulatory Authority). Unless otherwise agreed in a Product Agreement, Patheon will have the right and the obligation, to [***]. [***], Patheon, Client and Client Licensees will, in accordance with Section 7.1 (Quarterly Review), [***].  Patheon will be entitled to any applicable manufacturing tax credits that arise from performing the Manufacturing Services under this Agreement. In performing the Manufacturing Services, Patheon and Client agree that:

(a)	Conversion of Active Materials and Components. Patheon will convert Active Materials and Components into Product.
(b)

Quality Control and Quality Assurance. Patheon will perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to Client will be the responsibility of Patheon’s quality assurance group. Patheon will perform its Batch review and release responsibilities in accordance with Patheon’s standard operating procedures, cGMP and according to the Specifications. Each time Patheon ships Products to Client, it will give Client for each Batch of Products a certificate of analysis and certificate of compliance (see Batch certificate requirements pursuant to European guideline EMA/INS/MRA/387218) including up to [***] Product samples and a statement that the Batch has been manufactured and tested in accordance with Specifications and cGMPs.  In the case of major deviations, critical deviations or out-of-Specification (“OOS”) investigations, a copy of the respective reports will be supplied Copies (e.g. as pdf) of Batch documents are sent to Client upon request or in accordance with the Quality Agreement. Client will have the sole responsibility for the release of Products to the market. The form and style of Batch documents, including, but not limited to, Batch production records, lot packaging records, equipment set up control, operating parameters, and data printouts, raw material data, and laboratory notebooks are the exclusive property of Patheon. Client will be permitted to review and comment on the form and style of all Batch documents prior to initiation of Manufacturing Services and will have the right to use the Batch documents as required for any Regulatory Approval or otherwise to meet Client obligations under Applicable Law. Specific Product related information contained in the Batch documents is Client property.

Master Manufacturing Services Agreement

(c)	Components. Patheon will purchase and test all Components (with the exception of Client-Supplied Components) at Patheon’s expense and as required by the Specifications and the MAD.
(d)

Stability Testing. Patheon will conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees and during the time periods set out in Schedule C to a Product Agreement. Patheon will not make any changes to these testing protocols without prior written approval from Client. If a confirmed stability test failure occurs, Patheon will notify Client within [***] Business Day, after which [***]. Patheon will not be liable for these costs unless it has failed to perform the Manufacturing Services and/or the stability testing in accordance with the Specifications and cGMPs. Patheon will give Client all stability test data and results promptly upon Client’s request.

(e)

Packaging and Artwork. Patheon will package the Products in accordance with the Specifications. Client will be responsible for the cost of Artwork development. Patheon will determine and imprint the Batch numbers, manufacturing and expiration dates as well as any other information required by authorities (e.g. DSCSA or serialization number) for each Product shipped. The Batch numbers, manufacturing, and expiration dates will be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs and other applicable laws and regulations. Client may, in its sole discretion, make changes to labels, product inserts, and other packaging for the Products. Those changes will be submitted by Client to all applicable Regulatory Authorities and other third parties responsible for the approval of the Products. Client will be responsible for the demonstrated cost of labelling obsolescence when changes occur, as contemplated in Section 4.4. Patheon’s name will not appear on the label or anywhere else on the Products unless: (i) required by any Laws; or (ii) Patheon consents in writing to the use of its name. At least [***] days prior to the Delivery Date of Product for which new or modified Artwork is required, Client will provide at no cost to Patheon, final camera ready Artwork for all packaging Components to be used in the manufacture of the Product that meet the Specifications. For the avoidance of doubt, the parties acknowledge and agree that Client will be responsible for complying with any and all regulatory requirements for the labeling of the Product.

(f)

API and Client-Supplied Components. Client, at its cost, must deliver the API not already in Safety Stock (as defined below) pursuant to Section 2.1(i) and any Client-Supplied Components to the Manufacturing Site DDP (Incoterms 2010) at least [***] days before the scheduled manufacture date for Product covered by a Firm Order in sufficient quantity to enable Patheon to manufacture the agreed quantities of Product and to ship Product on the Delivery Date. If Client fails to deliver the API or Client-Supplied Components in accordance with this Section 2.1(f) then (i) Patheon will immediately advise Client of this failure, and (ii) if despite making commercially reasonable efforts, Patheon is unable to manufacture Product on the scheduled date because of the delay, the parties will reschedule the Firm Order and establish a new Delivery Date for the Firm Order as agreed between the parties.  If Patheon would have been ready to manufacture the Product on the scheduled date and is unable to reschedule the manufacturing slot for another client’s product after using reasonable efforts to do so, Client will [***].  Client will: (i) deliver API that meets the specifications for the API, which will be confirmed by Patheon’s identity testing procedures; and (ii) ensure that all shipments of API are accompanied by the required documentation as specified in the applicable Quality Agreement. For API or Client-Supplied Components which may be subject to import or export, Client agrees that its vendors and carriers will comply with applicable requirements of the U.S. Customs and Border Protection Service and the Customs Trade Partnership Against Terrorism (“C-TPAT”).

Master Manufacturing Services Agreement

(g)

Validation Activities (if applicable). Patheon may assist in the development and approval of the validation protocols for analytical methods and manufacturing procedures (including packaging procedures) for the Products. The fees for this service are not included in the Price and will be set out separately in Schedule C to a Product Agreement as agreed by the parties.

(h)

Additional Services. If Client requests services other than those contemplated herein or in any Product Agreement (such as qualification of a new packaging configuration or shipping studies, or validation of alternative Batch sizes), Patheon will provide a good faith and commercially reasonable written quote of the fee for the additional services and Client will advise Patheon whether it wishes to have the additional services performed by Patheon, The scope of work and fees will be set forth in a separate agreement signed by the parties. The terms and conditions of this Agreement will apply to these services.

(i)

Safety Stock.  To ensure continuity of supply, a reasonable quantity of safety stock of the API will be held by Patheon at the Manufacturing Site (the “Safety Stock”).  Client will pay to Patheon a reasonable fee for the storage of the Safety Stock as may be mutually agreed by the parties.

2.2Active Material Yield.

(a)

Reporting. Patheon will give Client a monthly inventory report of the Active Materials held by Patheon using the inventory report form set out in Exhibit B, which will contain the following information for the month:

Quantity Received: The total quantity of Active Materials that complies with the Specifications and is received at the Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of Active Materials dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by adding the Quantity Received to the inventory of Active Materials that complies with the Specifications held at the beginning of the applicable period, less the inventory of Active Materials that complies with the Specifications held at the end of the period. The Quantity Dispensed will only include Active Materials received and dispensed in commercial manufacturing of Products, including Active Materials lost in the warehouse prior to and during dispensing, and will not include any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or dispensed in technical transfer activities or development activities during the applicable period, including without limitation, any regulatory, stability, validation or test Batches manufactured during the applicable period.

Quantity Converted: The total amount of Active Materials contained in the Products manufactured with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.3(a) or 6.3(b)), delivered by Patheon, and not rejected, recalled or returned in accordance with Section 6.1 or 6.2 because of Patheon’s failure to perform the Manufacturing Services in accordance with Specifications, cGMPs, and Applicable Laws.

Master Manufacturing Services Agreement

Within [***] days after the end of each Year, Patheon will prepare an annual reconciliation of Active Materials on the reconciliation report form set forth in Exhibit C (the “Reconciliation Report”) including the calculation of the “Actual Annual Yield” or “AAY” for the Product at the Manufacturing Site during the Year. AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:

[***]

After Patheon has produced [***] of Product and [***] at the Manufacturing Site (collectively, the “Target Yield Determination Batches”), the parties will agree on the target yield for the Product at the Manufacturing Site (each, a “Target Yield”). The Target Yield will be revised [***] to reflect the actual manufacturing experience as agreed to by the parties in writing in [***] for the next Year.

In addition to the annual Reconciliation Report described above, within [***] days after the end of each of the first three quarters in a Year, Patheon will provide to Client a Reconciliation Report that includes a calculation of the AAY-to-date for the then current Year.

(b)	Shortfall Calculation. If the Actual Annual Yield falls more than [***] below the respective Target Yield in a Year, then the shortfall for the Year (the “Shortfall”) will be calculated as follows:

[***]

(c)

Surplus Calculation. If the Actual Annual Yield is more than the respective Target Yield in a Year, then the surplus for that Year (the “Surplus”) will be determined based on the following calculation:

[***]

(d)Credits.

(i)	Shortfall Credit. If there is a Shortfall for a Product in a Year, then Patheon will credit Client’s account for the amount of the Shortfall not later than [***] days after the end of each Year.
(ii)

Surplus Credit. If there is a Surplus for a Product in a Year, then Patheon will be entitled to apply the amount of the Surplus as a credit against any Shortfall for that Product which may occur in the next Year. If there is no Shortfall in the next Year the Surplus credit will expire.

Each credit under this Section 2.2 will be summarized on the reconciliation report prepared in the form set forth in Exhibit C. Upon expiration or termination of a Product Agreement, any remaining Shortfall credit amount owing under this Section 2.2 will be paid to Client within [***] days.

Master Manufacturing Services Agreement

(e)

Maximum Credit.  Patheon's liability for Active Materials calculated in accordance with this Section 2.2 for any Product in a Year will not exceed, in the aggregate, the Maximum Credit Value set forth in Schedule D to a Product Agreement.

(f)

No Material Breach.  It will not be a material breach of this Agreement by Patheon under Section 8.2(a) solely as a result of the Actual Annual Yield being less than the Target Yield (except to the extent caused by a material breach of other provisions of this Agreement, the Quality Agreement, or the applicable Product Agreement).

2.3Continuous Improvement.

(a)

Patheon will use commercially reasonable efforts to ensure continuous improvements of the processing performance for the Product at the Manufacturing Site in order to ensure efficient production, thereby generating potential savings that could be shared equally with Client through a reduction in the Price (“Continuous Improvements”). Client may assist Patheon in its activities to generate and develop efficiency improvement and cost reduction ideas, new concepts and measures for implementation at the Manufacturing Site. This assistance may include audits, evaluation of joint engineering practices, new technologies and/or new manufacturing and supply chain management methods. Patheon will use commercially reasonable efforts to make available sufficient resources to generate, develop and implement the Continuous Improvements. Client will reimburse Patheon the reasonable costs incurred by Patheon in carrying out the requested activities if the activities were pre-approved by Client in writing. The parties will form a Continuous Improvement Team (the “Continuous Improvement Team”) with members of both parties which will regularly meet and discuss continuous improvement matters. The parties agree that Client Licensees may participate in the Continuous Improvement Team. The parties will conduct an annual Continuous Improvement Team Meeting where (i) Patheon will inform Client about its annual continuous improvement and best practices goals and strategies in terms of potential savings and any potential reduction in the Price, and (ii) the parties will agree on the allocation of costs required in implementing any Continuous Improvement efforts, in accordance with Section 4.2(d).

ARTICLE 3

CLIENT’S OBLIGATIONS

3.1Payment.

Client will pay Patheon for performing the Manufacturing Services according to the Price specified in Schedules B and C in a Product Agreement. The Price may be subject to adjustment under other parts of this Agreement.

3.2Active Materials and Qualification of Additional Sources of Supply.

(a)

Client will at its sole cost and expense deliver the Active Materials to Patheon in accordance with Section 2.1(f). If applicable, Patheon and Client will reasonably cooperate to permit the import of the Active Materials to the Manufacturing Site. Client’s obligation will include obtaining the proper release of the Active Materials from the applicable Customs Agency and Regulatory Authority. Client or Client’s designated broker will be the

Master Manufacturing Services Agreement

“Importer of Record” for Active Materials imported to the Manufacturing Site. The Active Materials will be held by Patheon on behalf of Client as set forth in this Agreement. Title to the Active Materials will at all times remain the property of Client. Any Active Materials received by Patheon will only be used by Patheon to perform the Manufacturing Services. Client will be responsible for paying for all rejected Product that arises from defects in the Active Materials which could not be reasonably discoverable by Patheon using the test methods set forth in the Specifications or otherwise required under this Agreement, the Quality Agreement or the applicable Product Agreement.  Patheon will inspect the Active Material and give Client notice of non-conformity prior to using the Active Materials in Manufacturing. If Patheon does not notify Client of non-conformity prior to using the Active Materials in Manufacturing, then the Active Material delivered will be deemed accepted by Patheon. Patheon will follow Client’s request to return or dispose of defective Active Materials, (i) at Patheon’s cost if the non-conformity has been caused by Patheon or (ii) at Client’s cost in any other case.

(b)

If Client asks Patheon to qualify an additional source for the Active Material or any Component, Patheon will evaluate the Active Material or Component to be supplied by the additional source to determine if it is suitable for use in the Product (a “Suitability Evaluation”). The parties will agree on the scope of work to be performed under a Suitability Evaluation by Patheon at Client’s cost. For an Active Material, a Suitability Evaluation will include: (i) laboratory testing to confirm the Active Material meets existing Specifications; (ii) manufacture of an experimental Batch of Product that will be placed on three months accelerated stability; and (iii) manufacture of three full-scale validation Batches that will be placed on concurrent stability (one Batch may be the registration Batch if manufactured at full scale). Upon completion of a Suitability Evaluation, Patheon will not unreasonably withhold or delay its approval of the applicable additional source. Section 6.1(d) will apply to all Products manufactured using the newly approved Active Material or Component because of the limited material characterization that is performed on additional sources of supply.

(c)

Patheon will promptly advise Client if it encounters supply problems, including delays and/or delivery of non-conforming Active Material or Components from a Client designated additional source. Patheon and Client will cooperate to reduce or eliminate any supply problems from these additional sources of supply.

ARTICLE 4

CONVERSION fees AND COMPONENT COSTS

4.1[***] Pricing.

The Price will be listed in Schedules B and C in a Product Agreement and will be subject to the adjustments set forth in Sections 4.2 and 4.3. The Price will be increased or decreased by Patheon at any time upon written notice to Client if there are changes to the underlying manufacturing, packaging or testing assumptions set forth in Schedule B of the applicable Product Agreement that result in an increase or decrease in the cost of performing the Manufacturing.

Master Manufacturing Services Agreement

4.2Price Adjustments – Subsequent Years’ Pricing.

After the [***] of the Product Agreement, Patheon may adjust the Price effective January 1st of each Year as follows:

(a)

Manufacturing and Stability Testing Costs. For Products manufactured in the United States or Puerto Rico, Patheon may adjust the conversion component of the Price and the annual stability testing costs for inflation, based upon the preliminary number for any increase in the Producer Price Index pcu325412325412 for Pharmaceutical Preparation Manufacturing (“PPI”) published by the United States Department of Labor, Bureau of Labor Statistics in June of the preceding Year compared to the final number for the same month of the Year prior to that (based on the average of the monthly changes over the 12-month period), unless the parties otherwise agree in writing.  Patheon will give Client a statement setting forth the calculation for the inflation adjustment to be applied in calculating the Price for the next Year.  For Products manufactured outside the United States or Puerto Rico, Patheon may similarly adjust the Price for inflation using an inflation index to be agreed by the parties in a Product Agreement.

(b)

Component Costs.  If Patheon incurs an increase or decrease in Component costs during the Year, it may [***].  Patheon will give Client information about the increase or decrease in Component costs which will be applied to the calculation of the Price for the next Year to reasonably demonstrate that the Price increase or decrease is justified.

(c)

Due to Currency Fluctuations. If the parties agree in a Product Agreement to invoice in a currency other than the local currency for the Manufacturing Site, Patheon will adjust the Price to reflect currency fluctuations. The adjustment will proportionately reflect the increase or decrease, if any, in the Set Exchange Rate compared to the Set Exchange Rate established for the prior Year or the Initial Set Exchange Rate, as the case may be. An example of the calculation of the price adjustment (for a Canadian Manufacturing Site invoiced in USD) is set forth in Exhibit D.

(d)

Due to Continuous Improvements. The Price will be reduced to reflect process savings resulting from initiatives implemented under Section 2.3(a), with the net Price reduction [***]. The Price reduction will occur [***].

(e)

For all Price adjustments under this Section 4.2, Patheon will deliver to Client on or about [***] of each Year a revised Schedule B to the Product Agreement to be effective for Product delivered on or after the first day of the next Year.  If in any Year Patheon [***]. [***].

Master Manufacturing Services Agreement

4.3Price Adjustments – Current Year Pricing.

During any Year, the Prices set out in Schedule B of a Product Agreement will be adjusted as follows:

Extraordinary Increases in Component Costs.  If, at any time, market conditions result in Patheon’s cost of Components being materially greater than normal forecasted increases, then Patheon will be entitled to adjust the Price for any affected Product to compensate it for the increased Component costs.  Changes materially greater than normal forecasted increases will have occurred if: (i) the cost of a Component increases by [***] of the cost for that Component upon which the most recent Price or fee quote was based; or (ii) the aggregate cost for all Components required to manufacture a Product increases by [***] of the total Component costs for the Product upon which the most recent fee quote was based.  If Component costs have been previously adjusted to reflect an increase in the cost of one or more Components, the adjustments set out in (i) and (ii) above will operate based on the last cost adjustment for the Components. For a Price adjustment under this Section 4.3, Patheon will deliver to Client a revised Schedule B to the Product Agreement and budgetary pricing information, adjusted Component costs or other documents reasonably sufficient to demonstrate that a Price adjustment is justified.  Patheon will have no obligation to deliver any supporting documents that are subject to obligations of confidentiality between Patheon and its suppliers. The revised Price will be effective for any Product delivered on or after the first day of the month following Client’s receipt of the revised Schedule B to the Product Agreement.

4.4Adjustments Due to Technical Changes or Regulatory Authority Requirements.

Amendments to the Specifications or the Quality Agreement requested by Client will be implemented only following a technical and cost review that Patheon will perform at Client’s cost and are subject to Client and Patheon reaching agreement on Price increases or decreases required because of the amendment. Amendments to the Specifications, the Quality Agreement, or the Manufacturing Site requested by Patheon will only be implemented following the written approval of Client, the approval not to be unreasonably withheld, conditioned or delayed. If Client accepts a proposed Price change, the proposed change in the Specifications or the Quality Agreement and the associated scope of work will be implemented at Client’s cost, and the Price change will become effective, only for those orders of Product that are manufactured under the revised Specifications. In addition, Client agrees to purchase, at the price paid by Patheon (including all costs incurred by Patheon for the purchase, handling, and transport of the Inventory), all Inventory held under the “old” Specifications and purchased or maintained by Patheon in order to fill Firm Orders or under Section 5.2, if the Inventory can no longer be used under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or under Section 5.2 will be cancelled where possible, but if the orders may not be cancelled without penalty, they will be assigned to and paid for by Client. [***].

4.5Multi-Country Packaging Requirements.

If Client decides to have Patheon perform Manufacturing Services for the Product for countries outside the Territory, then Client will inform Patheon of the packaging requirements for each new country and Patheon will prepare a quotation for consideration by Client of any additional costs for Components (other than Client-Supplied Components) and the change-over fees for the Product destined for each new country. The agreed additional packaging requirements and related packaging costs and change over fees will be set out in a written amendment to this Agreement.

Master Manufacturing Services Agreement

ARTICLE 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1Orders and Forecasts.

(a)

Long Term Forecast. When each Product Agreement is executed, Client will give Patheon a non-binding [***]-year forecast of Client’s volume requirements for the Product for each Year during the term of the Product Agreement (the “Long Term Forecast”).  The Long Term Forecast will thereafter be updated each Year on June 1 during the Initial Product Term.  If Patheon is unable to accommodate any portion of the Long Term Forecast, it will notify Client within [***] days of receiving the Long Term Forecast or any update and the parties will agree on any revisions to the forecast.

(b)

Rolling 12 Month Forecast.  When each Product Agreement is executed, Client will give Patheon a 12 month forecast of the volume of Product that Client expects to order in the first 12 months of commercial manufacture of the Product (the “Initial Annual Forecast”). On a rolling monthly basis during the term of the Product Agreement, Client will issue an updated 12 month forecast on or before the tenth day of each month (the Initial Annual Forecast and each updated 12 month forecast are an “Annual Forecast”). Each Annual Forecast after the Initial Forecast will start on the first day of the month immediately following the date on which the Annual Forecast is to be provided.  This forecast will then be updated by Client once every month on a rolling forward basis. These forecasts should be reasonably consistent with the Long Term Forecast.  The 12 month forecast will be binding on both parties as follows:

(i)	the Product volumes forecasted during the first [***] months of the then-current Annual Forecast may only be changed by written agreement between the parties;
(ii)	the Product volumes forecasted during months [***] of the then-current Annual Forecast may be adjusted by Client by up to [***] of the Product volumes forecasted by Client under Section 5.1(b)(i); and
(iii)	the Products forecasted during months [***] of the then-current Annual Forecast may be adjusted by Client by up to [***] of the Product volumes forecasted by Client under Section 5.1(b)(i).
(c)	Firm Orders.
(i)

Concurrent with the delivery of the then-current Annual Forecast, Client will issue a new firm written order in the form of a purchase order (specifying the Delivery Date that is at least [***] days after the date of the applicable purchase order) (“Firm Order”) for Client’s purchase of the Products for the next [***] months (unless a Firm Order has been issued under Section 5(c)(ii) for the next [***] months)  and, when accepted by Patheon as specified below, for Patheon to manufacture and deliver the agreed quantity of the Products.

Master Manufacturing Services Agreement

(ii)

Client may also submit Firm Orders to Patheon concurrently with or separately from the delivery of any Annual Forecast for Products forecasted by Client in the last nine months of the then-current Annual Forecast.  Firm Orders submitted to Patheon will specify Client’s purchase order number, quantities by Product type, delivery date, delivery location, and other information specified in the applicable Product Agreement. The quantities of Products ordered and Delivery Dates in those Firm Orders will be firm and binding on Client and Patheon (unless rejected under Section 5.1(d)) and may not be reduced by Client except as expressly permitted in this Agreement or the applicable Product Agreement. Expedited Firm Orders will be subject to additional fees as agreed in writing by the parties.

(d)

Acceptance of Firm Order. Patheon will accept Firm Orders by sending a written confirmation to Client within [***] Business Days of its receipt of the Firm Order. The confirmation will include the Delivery Date for the Product ordered. The Delivery Date may be amended by agreement of the parties or as set forth in Section 2.1(f). If Patheon fails to acknowledge receipt of or reject a Firm Order within the [***] Business Day period, the Firm Order will be considered to have been accepted by Patheon. Patheon may not reject a Firm Order other than on the basis of (i) a failure by Client to include the information required to be provided in the Firm Order under this Section or the applicable Product Agreement; or (ii) a Firm Order that imposes requirements that conflict with this Agreement or the applicable Product Agreement.  Patheon will include in any rejection a reasonable explanation of the basis for the rejection.

5.2Reliance by Patheon.

(a)Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted under Section 5.1 in ordering the Components (other than Client-Supplied Components) required to meet the Firm Orders. In addition, Client understands that to ensure an orderly supply of the Components, Patheon may want to purchase the Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.1 or to meet the production requirements of any longer period agreed to by Patheon and Client.  Accordingly, Client authorizes Patheon to purchase Components to satisfy the Manufacturing Services requirements for Products for the first [***] months contemplated in the most recent Annual Forecast given by Client under Section 5.1(b). Patheon may make other purchases of Components to meet Manufacturing Services requirements for longer periods if agreed to in writing by the parties. Client will give Patheon written authorization to order Components for any launch quantities of Product requested by Client which will be considered a Firm Order when accepted by Patheon.

(b)Client will reimburse Patheon for the cost of Components ordered by Patheon under Firm Orders in accordance with this Section 5.2 if the Components have expired or are rendered obsolete due to changes in applicable regulations during the period prior to Manufacturing (collectively, “Obsolete Stock”). This reimbursement will include Patheon’s reasonable and documented out of pocket cost of purchasing and destroying or returning the Obsolete Stock. If any non-expired Components are used in Products subsequently manufactured for Client or in third party products manufactured by Patheon, Client will receive credit for any costs of those Components previously paid to Patheon by Client.

(c)If Client fails to take possession or arrange for the destruction of non-expired Components within [***] months of purchase or, in the case of the delivery of conforming finished Product not accepted to be shipped to Client within one month of release, Client will pay Patheon [***] per pallet, per month

Master Manufacturing Services Agreement

thereafter for storing the Components or finished Product. Storage fees for Components or Product which contain controlled substances or require refrigeration will be charged at [***] per pallet per month. Storage fees are subject to a one pallet minimum charge per month. Patheon may ship finished Product held by it longer than [***] month to Client at Client’s expense on [***] days’ prior written notice to Client.

5.3Minimum Orders.

Client may order Manufacturing Services for Batches of Products only in multiples of the Minimum Order Quantities as set out in Schedule B to a Product Agreement.

5.4Delivery and Shipping.

(a)Delivery of Products will be made [***] (Incoterms 2010) [***] unless otherwise agreed in a Product Agreement. Subject to Section 8.3(a)(v), risk of loss or of damage to Products will remain with Patheon until [***] at which time risk of loss or damage will transfer to Client. Patheon will, in accordance with Client’s instructions and as agent for Client, at Client’s risk, arrange for shipping to be paid by Client. Patheon will not be entitled to deliver partial shipments of the Products unless expressly authorized by Client in writing. With each shipment, Patheon will provide the documents as set forth in the Quality Agreement and otherwise as required for shipment.  Patheon will provide up to [***] days’ storage in accordance with the applicable Specifications for Product after release and Client’s receipt of information required for shipment to enable Client to arrange shipping from Patheon’s warehouse.

(b)Subject to Section 13.7, and except for shelf life deficiencies resulting from delays  attributable to Client or from agreed deviation investigations or as otherwise agreed to by the parties in  a Product Agreement, Patheon will deliver each Product together with its release certificates with a shelf life of at least [***] of the total shelf life of the Product.

(c)If Patheon anticipates to be unable to deliver the Product to Client in accordance with a  confirmed Firm Order for whatever reason, Patheon will immediately inform Client thereof, and without prejudice to any of Clients rights under this Agreement, the parties will agree on the necessary arrangements for minimizing the possible loss and damage which Client may suffer from the delay in delivery. Any deviation from a Delivery Date already set forth in a confirmed Firm Order is subject to Client’s prior approval. If Client provides this approval, Client will have no claims against Patheon as a result of the rescheduled Delivery Date. If Patheon does not Deliver the Products ordered by means of a confirmed Firm Order (for any reason other than as a result of Force Majeure Event), Patheon will promptly notify Client about the reasons for delay.

5.5Liquidated Damages For Late Delivery.

If Patheon is unable to deliver the Product to Client in accordance with the terms of a Firm Order due to an act or omission by Patheon or any of its agents or suppliers (a “Late Delivery”), Patheon will pay liquidated damages to Client as follows:

(a)	if Product delivery occurs [***] days after the applicable Delivery Date, Patheon pays [***];
(b)	if Product delivery occurs [***] days after the applicable Delivery Date, Patheon reimburses to Client [***] of the cost to Client of the applicable Firm Order;

Master Manufacturing Services Agreement

(c)	if Product delivery occurs [***] days after the applicable Delivery Date, Patheon reimburses to Client [***] of the cost to Client of the applicable Firm Order;
(d)	if Product delivery occurs [***] days after the applicable Delivery Date, Patheon reimburses to Client [***] of the cost to Client of the applicable Firm Order;
(e)	if Product delivery occurs [***] days after the applicable Delivery Date, Patheon reimburses to Client [***] of the cost to Client of the applicable Firm Order; or
(f)	if Product delivery occurs [***] or more days after the applicable Delivery Date, Patheon reimburses to Client [***] of the cost to Client of the applicable Firm Order;

A Late Delivery will not include any delay in shipment of Product (i) while Patheon is exercising a right of excused performance in accordance with the requirements of Section 13.7, (ii) resulting from a delay in delivery of API (where a corresponding amount of API is not held by Patheon in Safety Stock) or Client-Supplied Components under Section 2.1(f) or (iii) a delay in Product release approval from Client that is solely attributable to Client.

5.6Invoices and Payment.

Invoices will be sent by email to the email address given by Client to Patheon in writing. Invoices will be issued when the Product is released by Patheon. Patheon will also submit to Client, with each shipment of Products, a duplicate copy of the invoice covering the shipment. Patheon will also give Client an invoice covering any Inventory or Components which are to be purchased by Client under Section 5.2 of this Agreement. Each invoice will identify Client’s Manufacturing Services purchase order number, Product numbers, names and quantities, unit price, and the total amount to be paid by Client. Client will pay all invoices within [***] days after the date of invoice. If any portion of an invoice is disputed, Client will pay Patheon for the undisputed amount and the parties will use good faith efforts to reconcile the disputed amount as soon as practicable. Interest on undisputed past due accounts will accrue at [***].

ARTICLE 6

PRODUCT CLAIMS AND RECALLS

6.1Product Claims.

(a)Product Claims. Client has the right to reject any portion of any shipment of Product that was not manufactured in accordance with the Specifications, the Marketing Authorisation Dossier (“MAD”), Manufacturing Batch record (“MBR”), cGMPs, or Applicable Laws, without invalidating any remainder of the shipment. Client will inspect the Product manufactured by Patheon upon receipt and will give Patheon written notice (a “Deficiency Notice”) of all claims for Product that was not manufactured in accordance with the Specifications, MAD or MBR, cGMPs, or Applicable Laws, within [***] days after Client’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [***] days after discovery by Client, but not after the expiration date of the Product). If Client fails to give Patheon the Deficiency Notice within the applicable [***] day period, then the delivery will be considered to have been accepted by Client on the [***] day after delivery or discovery, as applicable. Patheon will have no liability for any deficiency for which it has not received notice within the applicable [***] day period.

Master Manufacturing Services Agreement

(b)Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon will have [***] days to advise Client by notice in writing that it disagrees with the contents of the Deficiency Notice. If Client and Patheon fail to agree within [***] days after Patheon’s notice to Client as to whether any Product identified in the Deficiency Notice was not manufactured in accordance with the Specifications, MAD or MBR, cGMPs, or Applicable Laws, the parties will proceed as follows: (i) if the issue is believed to be caused by a raw material deficiency, laboratory error or a suspect analytical method, representatives from both parties will jointly test the Product and/or materials side by side in the same laboratory to determine if a raw material or testing deficiency is the root cause and whether the Product and/or materials is acceptable; or (ii) if the issue is believed to be process related, representatives from both parties will jointly evaluate the Patheon deviation report to determine if any other investigation could identify the root cause and proceed as determined.  If, after the joint testing or investigation has been performed, the parties still cannot agree on the root cause, the parties will engage an independent third party to perform testing and investigation to resolve the deficiency and liability issues and agree to accept the independent third party’s determination.  If any aspect of the third party testing and investigation proves inconclusive, executives from both parties will meet and use good faith efforts to resolve any remaining deficiency and liability issues.  If the parties’ executives are unable to resolve the dispute within [***] days, the dispute will be handled as a Technical Dispute under Section 12.2.

(c)Shortages and Price Disputes. Claims for shortages in the amount of Product shipped by Patheon or a Price dispute will be dealt with by reasonable agreement of the parties. Any claim for a shortage or a Price dispute will be deemed waived if it has not been presented within [***] days of the date of invoice.

(d)Product Rejection for Finished Product Specification Failure. Internal process specifications will be defined and agreed upon. If after a full investigation as set forth in Section 6.1(b), it is determined that Patheon manufactured Product in accordance with the agreed upon process specifications, the batch production record, and Patheon’s standard operating procedures for manufacturing, and a batch or portion of batch of Product does not meet a finished Product specification, Client will [***]. [***].  Patheon will [***]. Patheon’s responsibility for any loss of API in this defective Product will be captured and calculated in the Active Materials Yield under Section 2.2.

6.2Product Recalls and Returns.

(a)Records and Notice. Patheon and Client will each maintain records necessary to permit a Recall of any Product delivered to Client or customers of Client. Each party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Product or which might result in the Recall or seizure of the Product. Upon receiving this notice or upon this discovery, each party will confirm which Product batches in its possession or control, as applicable, are likely to be non-conforming and stop making any further shipments of any Product batch in its possession or control that is likely to be non-conforming until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. “Recall” will mean any action (i) by Client to recover title to or possession of quantities of the Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Product from the market); or (ii) by any regulatory authorities to detain or destroy any of the Product. Recall will also include any action by either party to refrain from selling or shipping quantities of the Product to third parties which would be subject to a Recall if sold or shipped.

Master Manufacturing Services Agreement

(b)Recalls. If (i) any Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Client determines that any Product should be Recalled or that a “Dear Doctor” letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by Client, having regard to all applicable laws and regulations.

(c)Product Returns. Client will have the responsibility for handling customer returns of the Product. Patheon will give Client any assistance that Client may reasonably require to handle the returns.

6.3Patheon’s Responsibility for Defective and Recalled Products.

(a)Defective Product. If Client rejects Product under Section 6.1 and the deficiency is determined to have arisen from Patheon’s failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs or Applicable Laws, Patheon will credit Client’s account for Patheon’s invoice price for the defective Product. If Client previously paid for the defective Product, [***]. For greater certainty, Patheon’s responsibility for any loss of Active Materials in defective Product will be captured and calculated in the Active Materials Yield under Section 2.2.

(b)Recalled Product. If a Recall or return results from, or arises out of, a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, Patheon will be responsible for the documented out-of-pocket expenses of the Recall or return and will use its commercially reasonable efforts to replace the Recalled or returned Products with new Products contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required for the manufacture of the replacement Products. For greater certainty, Patheon’s responsibility for any loss of Active Materials in Recalled Product will be captured and calculated in the Active Materials Yield under Section 2.2. If Patheon is unable to replace the Recalled or returned Products (except where this inability results from a failure to receive the required Active Materials and Client-Supplied Components), then Client may request Patheon to reimburse Client for the price that Client paid to Patheon for Manufacturing Services for the affected Products. In all other circumstances, Recalls, returns, or other corrective actions will be made at Client’s cost and expense.

(c)Except as set forth in [***], Patheon will not be liable to Client nor have any responsibility to Client for any deficiencies in, or other liabilities associated with, any Product manufactured by it (collectively, “Product Claims”) to the extent the Product Claim (i) is caused by deficiencies in the Specifications, including the safety, efficacy, or marketability of the Product or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by Patheon using the test methods set forth in the then-current Specifications associated with the applicable Component in the performance of the Manufacturing Services, (iii) results from a defect in the Active Materials, Client-Supplied Components or Components supplied by a Client designated additional source that is not reasonably discoverable by Patheon using the test methods set forth in the then-current Specifications (or as part of additional services required under Section 2.1(h)) or required under the Quality Agreement, (iv) is caused by actions of Client or third parties occurring after the Product is shipped by Patheon under Section 5.4, (v) is due to packaging design or labelling defects or omissions for which Patheon has no responsibility, or (vi) is due to any other breach by Client of its obligations under this Agreement.

(d)Notwithstanding anything to the contrary in this Agreement, [***] in accordance with the terms of this Agreement. The quantity of API contained in this Product will be included in the Quantity Dispensed but not in the Quantity Converted for purposes of calculating the Shortfall in Section 2.2(b).

Master Manufacturing Services Agreement

6.4Disposition of Defective or Recalled Products.

Client will not dispose of any damaged, defective, returned, or Recalled Products for which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct Client within [***] days after determination of the Products being defective to return the Products to Patheon. Patheon will bear the cost of disposition for any damaged, defective, returned or Recalled Products for which it bears responsibility under Section 6.3. In all other circumstances, Client will bear the cost of disposition, including all applicable fees for Manufacturing Services, for any damaged, defective, returned, or Recalled Products.

6.5Healthcare Provider or Patient Questions and Complaints.

Client will have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by Patheon from Client’s customers, healthcare providers or patients will be promptly referred to Client. Complaints received at Client from Client’s customers will be transmitted to Patheon for its assessment / investigation. Patheon will investigate the received complaints and send an investigation report within [***] days to Client (for further information of Client’s customers). Patheon will co-operate as reasonably required to allow Client to determine the cause of and resolve any questions and complaints. This assistance will include follow-up investigations, including testing. In addition, Patheon will give Client all agreed upon information that will enable Client to respond properly to questions or complaints about the Product as set forth in the Quality Agreement. Unless it is determined that the cause of the complaint resulted from a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, all reasonable and demonstrated costs incurred under this Section 6.5 will be borne by Client.

6.6Sole Remedy.

Except for the indemnity set forth in Section 10.3 and subject to any applicable limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 will be Client’s sole remedy in contract, tort, equity or otherwise for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws.  This Section 6.6 does not affect the availability of any other remedy that Client may have for Patheon’s breach of any of its other obligations under this Agreement, including the remedies described in Section 5.5.

6.7Deviations / Change Control.

Deviations and Change control: the detailed process between Patheon and Client is defined in the Quality Agreement. Major or critical deviations must be approved by Client prior to batch release at Patheon.

ARTICLE 7

CO-OPERATION

7.1Quarterly Review.

Each party and Client Licensee will forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison among the parties and Client Licensee. The relationship managers will meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen, including, if applicable, review and discussion of the percentage of Client’s requirements for Product in the Territory that Patheon will manufacture during a Subsequent Exclusivity Period.

Master Manufacturing Services Agreement

7.2Governmental Agencies.

Subject to Section 7.8, each party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting Regulatory Approval for the Products, regarding the Products if, in the opinion of that party’s counsel, the communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a party will permit the other party to accompany and take part in any communications with the agency, and to receive copies of all communications from the agency.

7.3Records and Accounting by Patheon.

Patheon will keep records of the manufacture, testing, and shipping of the Products, and reference and retention of samples of the Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Unless otherwise agreed to in the Quality Agreement, copies of the records and samples will be retained for one year following the date of Product expiry, or longer if required by law or regulation, following which time Client will be contacted concerning the delivery or destruction of the documents and/or samples of Products. Patheon reserves the right to destroy or return to Client, at Client’s sole expense, any document or samples for which the retention period has expired if Client fails to arrange for destruction or return within [***] days of receipt of notice from Patheon. Client is responsible for retention of samples of the Products necessary to comply with the legal/regulatory requirements applicable to Client.

7.4Audit.

Client may inspect Patheon’s processes, facilities and premises, including reports and records relating to this Agreement during normal business hours and with reasonable advance notice, but a Patheon representative must be present during the inspection.

7.5cGMP-type Audit.

Patheon will give Client reasonable access at agreed times to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled, or shipped to permit Client to verify that the Manufacturing Services are being performed in accordance with the Specifications, cGMPs, and Applicable Laws. But, with the exception of “for-cause” audits, Client will be limited each Year to [***] cGMP-type audit, lasting no more than [***] days, and involving no more than a total of [***] auditors from Client and Client Licensees. Client may request additional cGMP-type audits, additional audit days, or the participation of additional auditors [***]. The right of access set forth in Sections 7.3 and 7.4 will not include a right to access or audit Patheon’s financial records.

7.6Inspections.

(a)

PAI Inspections. Patheon will support the first Product Approval Inspection (“PAI”) of the FDA or any equivalent regulatory inspection for other jurisdictions (where applicable) and provide a copy of the resulting report to Client at no cost. Additional PAI or equivalent support will be subject to additional fees as agreed to by the parties.

Master Manufacturing Services Agreement

(b)

Notification of Regulatory Inspections. Patheon will notify Client within one Business Day of receipt of notice of any planned inspection or audit by any governmental agency specifically involving the Products and will notify Client promptly regarding any inspection or audit that is unannounced. Patheon will permit Client and Client’s licensee to be present at the Manufacturing Site for these audits and inspections but Client will not be permitted to actively participate in the audit/inspection or onsite responses thereto. Patheon will promptly provide to Client copies of all FDA Forms 483, other notices of inspectional observations, warning letters, untitled letters, and other similar actions and correspondence including from any other Regulatory Authority which could reasonably affect the regulatory status of the Products. Patheon will provide Client with copies of all proposed responses to the regulatory actions and correspondence with reasonable time for Client to review prior to submission. Patheon will duly consider any Client comments prior to submitting the responses to any governmental agency.

7.7Reports.

Patheon will supply on an annual basis a copy of the Annual Product Review Report (APR or PQR) which includes all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing, and storage), that Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Client is required to file with the FDA or any other Regulatory Authority. Any additional data or report requested by Client beyond the scope of cGMPs and customary national requirements, including Continuous Process Verification data, will be subject to an additional fee at costs to be agreed upon between Patheon and Client.

7.8Regulatory Filings.

(a)Regulatory Authority. Client will have the sole responsibility at Client’s expense for filing all documents with all relevant Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture, distribution and sale of the Products (“Regulatory Approval”) and will provide copies of relevant documents to Patheon on request. Patheon will use commercially reasonable efforts to support Client in obtaining Regulatory Authority approval for the commercial manufacture, distribution and sale of all Products as quickly as reasonably possible.

(b)Verification of Data. Prior to filing any documents with any Regulatory Authority that incorporate data generated by Patheon, Client will give Patheon a copy of the documents incorporating this data to give Patheon the opportunity to verify the accuracy and regulatory validity of those documents as they relate to Patheon generated data. Patheon requires [***] days to perform this review but the parties may agree to a shorter time for the review as needed to meet the deadline for the filing as established by Client in its sole discretion (“Submission Date”). Unless otherwise agree to by the parties, Patheon will provide comments on the draft filing at least seven days prior to the Submission Date, and Client will consider these comments in good faith. Notwithstanding the foregoing or anything to the contrary herein, Client will have the authority to determine the final form and content of any submission to a Regulatory Authority.

Master Manufacturing Services Agreement

(c)Verification of CTD. Prior to filing with any Regulatory Authority any documentation relating to the Manufacturing Services which is or is equivalent to the Quality Module (Drug Product Section) of the Common Technical Document (this documentation herein referred to as “CTD”) related to any Regulatory Approval, including but not limited to a US New Drug Application, US Abbreviated New Drug Application, US Biologics Licence Application, or EU Marketing Authorisation Application, Client will give Patheon all supporting documents which have been relied upon to prepare the CTD. This disclosure will permit Patheon to verify that the CTD accurately describes the validation or scale-up work that Patheon has performed and the manufacturing processes that Patheon will perform under this Agreement. Patheon requires [***] days to perform this review but the parties may agree to a shorter time for the review as needed. Client will give Patheon copies of all relevant filings at the time of submission which contain CTD information regarding the Product. Client will have the authority to determine the final form and content of any submission to a Regulatory Authority.

(d)Deficiencies. If Patheon reasonably determines that any of the information given by Client under clauses (b) and (c) above is inaccurate or deficient in any manner whatsoever (the “Deficiencies”), Patheon will notify Client in writing of the Deficiencies. The parties will work together to have the Deficiencies resolved prior to any pre-approval inspection.

(e)Client Responsibility. In reviewing the documents referred to in clause (b) above, Patheon’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon will not assume any responsibility for the accuracy of any application for receipt of an approval by a Regulatory Authority. Client is solely responsible for the preparation and filing of the application for approval by the Regulatory Authority and any relevant costs will be borne by Client.

(f)Regulatory Support. Patheon will furthermore provide Client Licensees and its Affiliates with all necessary or beneficial support for the commercialization of the Product. In particular, Patheon will provide Client Licensee and its Affiliates with all other information, documents, materials and assistance, including inspections by regulatory authorities as reasonably required for the purpose of maintaining marketing authorizations in any country of the Territory. If, however, additional unforeseen support is required, the parties agree to meet and negotiate in good faith a mutually acceptable cost sharing model for this support.

(g)Pharmacovigilance. Client will be responsible, at its expense, for all pharmacovigilance obligations for the Products pursuant to Applicable Laws. Unless required by Applicable Law, neither party will be obliged to exchange with the other party any information or data which it compiles pursuant to pharmacovigilance obligations or activities.

(h)[***] Patheon Responsibility. Except as otherwise provided in this Agreement or the applicable Product Agreement or as required to address any cGMP deficiencies attributable to Patheon or its agents, Patheon’s obligations for the accuracy or cost of any application for Regulatory Approval of the Product will be limited to [***].

Master Manufacturing Services Agreement

ARTICLE 8

TERM AND TERMINATION

8.1Initial Term.

This Agreement will become effective as of the Effective Date and will continue until the third anniversary of the Effective Date (the “Initial Term”), unless terminated earlier by one of the parties in accordance herewith. This Agreement will renew after the Initial Term for successive terms of three Years (“Renewal Term”) each if there is a Product Agreement in effect, unless either party gives written notice to the other party of its intention to terminate this Agreement at least [***] months prior to the end of the then current term. In any event, the legal terms and conditions of this Agreement will continue to govern any Product Agreement in effect as provided in Section 1.2. Each Product Agreement will have an initial term from the Effective Date of the Product Agreement until December 31 of the Year agreed to by the parties in the Product Agreement (each, an “Initial Product Term”). Product Agreements will automatically renew after the Initial Product Term for successive terms of three Years each unless either party gives written notice to the other party of its intention to terminate the Product Agreement at least [***] months prior to the end of the then current term.

8.2Termination for Cause.

(a)Either party at its sole option may terminate this Agreement or a Product Agreement upon written notice where the other party has failed to remedy a material breach of any of its representations, warranties, or other obligations under this Agreement or the Product Agreement within 45 days following receipt of a written notice (the “Remediation Period”) of the breach from the aggrieved party that expressly states that it is a notice under this Section 8.2(a) (a “Breach Notice”).The termination of a Product Agreement under this Section 8.2(a) will not affect this Agreement or any other Product Agreements where there has been no material breach of the other Product Agreements.

(b)Either party at its sole option may immediately terminate this Agreement or a Product Agreement upon written notice, but without prior advance notice, to the other party if: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party; or (iii) this Agreement or a Product Agreement is assigned by the other party for the benefit of creditors.

(c)Client may terminate a Product Agreement upon [***] days’ prior written notice if any Authority takes any action, or raises any objection, that prevents Client from importing, exporting, purchasing, or selling the Product. But if this occurs, Client must still fulfill all of its obligations under Section 8.3 below and under any applicable Capital Equipment Agreement regarding the Product.

(d)Client may terminate the Agreement or any Product Agreement without liability (except for its obligations under Section 8.3) upon [***] months’ prior written notice for any reason subject to an early termination fee to be agreed to by the parties in the applicable Product Agreement.

(e)Patheon may terminate this Agreement or a Product Agreement upon [***] months’ prior written notice if Client assigns under Section 13.6 any of its rights under this Agreement or a Product Agreement to an assignee that is a Patheon Competitor or, only if assigning this Agreement or a Product outside of a change of control situation, to an assignee that is not a credit worthy substitute for Client.

Master Manufacturing Services Agreement

8.3Obligations on Termination.

(a)	If this Agreement or a Product Agreement is completed, expires, or is terminated in whole or in part for any reason, then:
(i)	If applicable, the parties will work together to ensure smooth transition of the Services from Patheon to a third party determined by Client;
(ii)

Client will take delivery of and pay for all undelivered Products that are manufactured and/or packaged in accordance with this Agreement under a Firm Order if the manufacture of the Product started before Patheon received the applicable notice of termination or expiration, at the Price in effect at the time the Firm Order was placed;

(iii)

For [***] months after completion, expiration or termination of this Agreement and all Product Agreements (the “Rampdown Period”), Patheon will continue to provide Client with the applicable Product in accordance with the terms of the applicable Product Agreement;

(iv)

During the Rampdown Period, Patheon will provide Client or a Client designated manufacturer reasonable services, information and instruction on a reasonable time and materials basis regarding the technology, processes and techniques necessary to enable Client or Client’s designated manufacturer to manufacture the Product;

(v)

After the Rampdown Period, Client will purchase, at Patheon’s cost (including all costs incurred by Patheon for the purchase, handling, and processing of the Inventory that Patheon was not able to mitigate using commercially reasonable efforts (e.g., using Inventory for other purposes or cancelling orders for Components)) within [***] days after the end of the Rampdown Period, the Inventory applicable to the Products which was purchased, maintained or produced by Patheon in contemplation of filling Firm Orders or in accordance with Section 5 and the applicable termination rights were effectuated by (A) Client, pursuant to Section 8.2(d) or (B) Patheon, pursuant to Section 8.2(a);

(vi)

After the Rampdown Period, Client will satisfy the purchase price payable under Patheon’s orders with suppliers of Components, that Patheon was not able to mitigate using commercially reasonable efforts (e.g., using Inventory for other purposes or cancelling orders for Components) within [***] after the end of the Rampdown Period, if the orders were made and not cancelable by Patheon in reliance on Firm Orders or in accordance with Section 5.2;

(vii)	Client acknowledges that no Patheon Competitor will be permitted access to the Manufacturing Site; and
(viii)

After the Rampdown Period, Client will make commercially reasonable efforts, at its own expense, to remove from the Manufacturing Site within [***] days, all unused Active Material and Client-Supplied Components, all applicable Inventory and Materials (whether current or obsolete), supplies, undelivered Product,

Master Manufacturing Services Agreement

chattels, equipment or other moveable property owned by Client, related to the Agreement and located at a Patheon site or that is otherwise under Patheon’s care and control (“Client Property”). If Client fails to remove Client Property within [***] days following the completion, termination, or expiration of the Product Agreement, Client will pay Patheon [***] per pallet, per month, one pallet minimum (except that Client will pay [***] per pallet, per month, one pallet minimum, for any of Client Property that contains controlled substances, requires refrigeration or other special storage requirements) thereafter for storing Client Property and will assume any third party storage charges invoiced to Patheon regarding Client Property. Patheon will invoice Client for the storage charges as set forth in Section 5.6 of this Agreement. If Client fails to remove Client Property within [***] days following the completion, termination, or expiration of the Product Agreement, Client will assume all risk of loss or damage to the stored Client Property and it will be Client’s responsibility to have appropriate insurance coverage in place for this risk. If Client asks Patheon to destroy any Client Property, Client will be responsible for the demonstrated cost of destruction.

(b)

Any completion, termination or expiration of this Agreement or a Product Agreement will not affect any outstanding obligations or payments due prior to the completion, termination or expiration, nor will it prejudice any other remedies that the parties may have under this Agreement or a Product Agreement. Completion, termination or expiration of this Agreement or of a Product Agreement or any related Capital Equipment Agreement for any reason will not affect the obligations and responsibilities of the parties under Articles 10 and 11 and Sections 5.4, 5.6, 8.3, 13.1, 13.2, 13.3 and 13.16, all of which survive any completion, termination or expiration.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1Authority.

Each party covenants, represents, and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2Patheon Warranties.

Patheon covenants, represents, and warrants that:

(a)	It has been granted and will maintain all licenses necessary to operate the Manufacturing Site and perform its obligations hereunder;
(b)

it will perform the Manufacturing Services using an adequate number of skilled, trained and qualified individuals; with due care, skill, judgment and diligence, in a competent, workmanlike manner and in accordance with the Specifications, cGMPs, and Applicable Laws and that level of care and skill ordinarily exercised by other professional manufacturers in similar circumstances;

Master Manufacturing Services Agreement

(c)

the Products will be manufactured in accordance with cGMP and the Quality Agreement and will meet the Specifications for [***] months after delivery except to the extent the failure to meet the Specifications is not due to Patheon’s fault;

(d)

any Patheon Intellectual Property used by Patheon to perform the Manufacturing Services (i) is Patheon’s or its Affiliate’s unencumbered property, (ii) may be lawfully used by Patheon, and (iii) does not infringe and will not infringe any Third Party Rights;

(e)	it will not in the performance of its obligations under this Agreement use the services of any person it knows is debarred or suspended under 21 U.S.C. §335(a) or (b);
(f)

it does not currently have, and it will not hire, as an officer or an employee any person whom it knows has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act;

(g)

at the time of delivery to Client, the Product will have been Manufactured, handled and stored using an adequate number of skilled, trained and qualified individuals, with due care, skill, judgment and diligence, in a competent, workmanlike manner and in accordance with Applicable Laws, cGMP, and in compliance with the Specifications (including in compliance with the packing and labeling indications contained therein) and the Quality Agreement and will not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws;

(h)	all documents to be provided to Client in relation with the Manufacturing and the Product are accurate;
(i)	it will convey good and clear title to the Product supplied hereunder; and
(j)	at the time of delivery to Client, the Product will be free from interest, lien, encumbrance and any other kind of security;

9.3Permits.

(a)

Client will be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals for the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

(b)

Patheon will maintain at all relevant times all governmental permits, licenses, approval, and authorities required to enable it to lawfully and properly perform the Manufacturing Services in accordance with this Agreement, the Quality Agreement and cGMP.

9.4No Warranty.

PATHEON MAKES NO WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OR CONDITION OF MERCHANTABILITY FOR THE PRODUCTS.

Master Manufacturing Services Agreement

ARTICLE 10

REMEDIES AND INDEMNITIES

10.1Consequential and Other Damages.

Except for [***], under no circumstances whatsoever will either party be liable to the other in contract, tort, negligence, breach of statutory duty, or otherwise for any indirect loss of profits, of production, of anticipated savings, of business, of goodwill, or costs of any substitute services, any other consequential damages, regardless of any notice of the possibility of these damages.

10.2Limitation of Liability.

(a)

Defective Product. Patheon’s maximum aggregate liability to Client for any obligation to (i) refund, offset or replace any defective Product under Section 6.3(a) or (ii) replace any recalled Products under Section 6.3(b), will not exceed [***]. This Section 10.2(a) will not be subject to Section 10.2(c). For clarity, any Patheon liability for Client’s out of pocket expenses of a Recall or Product return under Section 6.3(b) will be subject to Section 10.2(c) and not this Section 10.2(a).

(b)

Active Materials.  Except as expressly set forth in Section 2.2, under no circumstances will Patheon be responsible for any loss or damage to the Active Materials. Patheon’s maximum responsibility for loss or damage to the Active Materials will not exceed the Maximum Credit Value set forth in Schedule D of a Product Agreement.

(c)

Maximum Liability. Except for [***], Patheon’s maximum liability to Client under this Agreement or any Product Agreement for any reason whatsoever, including, without limitation, any liability arising under Section 6.3(b) relating to the expenses of a Recall or Product return or Section 2.2 of this Agreement or resulting from any and all breaches of its representations, warranties, or any other obligations under this Agreement or any Product Agreement will not exceed [***]. [***].

10.3Patheon Indemnity.

(a)Patheon agrees to defend and indemnify Client, its officers and employees, and Client Licensees, and their officers, employees, agents, against all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) for any claim of personal injury, death or property damage to the extent that the injury or damage is the result of (i) a failure by Patheon or any of its subcontractors to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, and otherwise in accordance with this Agreement, the Quality Agreement and the applicable Product Agreement or (ii) Patheon’s gross negligence or willful misconduct, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful acts of Client, its officers, employees, Affiliates or Client Licensees, or are subject to Client’s indemnity obligations under Section 10.4.

(b)If a claim occurs, Client will: (a) promptly notify Patheon of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Patheon in the defense of the claim; and (d) permit Patheon to control the defense and settlement of the claim, all at Patheon’s cost and expense.

Master Manufacturing Services Agreement

10.4Client Indemnity.

(a)Client agrees to defend and indemnify Patheon and its officers and employees against all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) for any claim related to the safety, efficacy, marketability or distribution of the Product or for any claim of infringement or alleged infringement of any Third Party Rights in the Products, or any portion thereof, or any claim of personal injury, death or property damage to the extent that the injury or damage is the result of a breach of this Agreement by Client, including, without limitation, any representation or warranty contained herein, or any claim of Client’s gross negligence or willful misconduct, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful acts of Patheon, its officers, employees, or Affiliates or are subject to Patheon’s indemnity obligations under Section 10.3.

(b)If a claim occurs, Patheon will: (a) promptly notify Client of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Client in the defense of the claim; and (d) permit Client to control the defense and settlement of the claim, all at Client’s cost and expense.

ARTICLE 11

CONFIDENTIALITY

11.1Confidential Information.

“Confidential Information” means any information disclosed by the Disclosing Party to the Recipient (whether disclosed in oral, written, electronic or visual form) that is non-public, confidential or proprietary including, without limitation, information relating to the Disclosing Party’s patent and trademark applications, process designs, process models, drawings, plans, designs, data, databases and extracts therefrom, formulae, methods, know-how and other intellectual property, its clients or client confidential information, finances, marketing, products and processes and all price quotations, manufacturing or professional services proposals, information relating to composition, proprietary technology, and all other information relating to manufacturing capabilities and operations. In addition, all analyses, compilations, studies, reports or other documents prepared by any party’s Representatives containing the Confidential Information will be considered Confidential Information. Samples or materials provided hereunder as well as any and all information derived from the approved analysis of the samples or materials will also constitute Confidential Information. For the purposes of this ARTICLE 11, a party or its Representative receiving Confidential Information under this Agreement is a “Recipient,” and a party or its Representative disclosing Confidential Information under this Agreement is the “Disclosing Party.”

11.2Use of Confidential Information.

The Recipient will use the Confidential Information solely for the purpose of meeting its obligations under this Agreement. The Recipient will keep the Confidential Information strictly confidential and will not disclose the Confidential Information in any manner whatsoever, in whole or in part, other than to those of its Representatives who (i) have a need to know the Confidential Information for the purpose of this Agreement; (ii) have been advised of the confidential nature of the Confidential Information and (iii) have obligations of confidentiality and non-use to the Recipient no less restrictive than those of this Agreement. Recipient will protect the Confidential Information disclosed to it by using reasonable precautions to prevent the unauthorized disclosure, dissemination or use of the Confidential Information, which precautions will in no event be less than those exercised by Recipient with respect to its own confidential or proprietary Confidential Information of a similar nature.

Master Manufacturing Services Agreement

11.3Exclusions.

The obligations of confidentiality will not apply to the extent that the information:

(a)is or becomes publicly known through no breach of this Agreement or fault of the Recipient or its Representatives;

(b)is in the Recipient’s possession at the time of disclosure by the Disclosing Party other than as a result of the Recipient’s breach of any legal obligation;

(c)is or becomes known to the Recipient on a non-confidential basis through disclosure by sources, other than the Disclosing Party, having the legal right to disclose the Confidential Information, provided that the other source is not known by the Recipient to be bound by any obligations (contractual, legal, fiduciary, or otherwise) of confidentiality to the Disclosing Party with respect to the Confidential Information;

(d)is independently developed by the Recipient without use of or reference to the Disclosing Party’s Confidential Information as evidenced by Recipient’s written records; or

(e)is expressly authorized for release by the written authorization of the Disclosing Party.

Any combination of information which comprises part of the Confidential Information are not exempt from the obligations of confidentiality merely because individual parts of that Confidential Information were publicly known, in the Recipient’s possession, or received by the Recipient, unless the combination itself was publicly known, in the Recipient’s possession, or received by the Recipient.

11.4Photographs and Recordings.

Neither party will take any photographs or videos of the other party’s facilities, equipment or processes, nor use any other audio or visual recording equipment (such as camera phones) while at the other party’s facilities, without that party’s express written consent.

11.5Permitted Disclosure.

Notwithstanding any other provision of this Agreement, the Recipient may disclose Confidential Information of the Disclosing Party to the extent required, as advised by counsel, in response to a valid order of a court or other governmental body or as required by law, regulation or stock exchange rule. But the Recipient will advise the Disclosing Party in advance of the disclosure to the extent practicable and permissible by the order, law, regulation or stock exchange rule and any other applicable law, will reasonably cooperate with the Disclosing Party, if required, in seeking an appropriate protective order or other remedy, and will otherwise continue to perform its obligations of confidentiality set out herein. If any public disclosure is required by law, the parties will consult concerning the form of announcement prior to the public disclosure being made.

11.6Marking.

The Disclosing Party will use reasonable efforts to summarize in writing the content of any oral disclosure or other non-tangible disclosure of Confidential Information within [***] days of the disclosure, but failure to provide this summary will not affect the nature of the Confidential Information disclosed if the Confidential Information was identified as confidential or proprietary when disclosed orally or in any other non-tangible form.

Master Manufacturing Services Agreement

11.7Return of Confidential Information.

Upon the written request of the Disclosing Party, the Recipient will promptly return the Confidential Information to the Disclosing Party or, if the Disclosing Party directs, destroy all Confidential Information disclosed in or reduced to tangible form including any copies thereof and any summaries, compilations, analyses or other notes derived from the Confidential Information except for one copy which may be maintained by the Recipient for its records. The retained copy will remain subject to all confidentiality provisions contained in this Agreement.

11.8Remedies.

The parties acknowledge that monetary damages may not be sufficient to remedy a breach by either party of this Article 11 and agree that the non-breaching party will be entitled to seek specific performance, injunctive and/or other equitable relief to prevent breaches of this Article 11 and to specifically enforce the provisions hereof in addition to any other remedies available at law or in equity. These remedies will not be the exclusive remedies for breach of this Article 11 but will be in addition to any and all other remedies available at law or in equity.

ARTICLE 12

DISPUTE RESOLUTION

12.1Commercial Disputes.

If any dispute arises out of this Agreement or any Product Agreement (other than a dispute under Section 6.1(b) or a Technical Dispute, as defined herein), the parties will first try to resolve it amicably. In that regard, any party may send a notice of dispute to the other, and each party will appoint, within [***] Business Days from receipt of the notice of dispute, a single representative having full power and authority to resolve the dispute. The representatives will meet as necessary in order to resolve the dispute. If the representatives fail to resolve the matter within [***] month from their appointment, or if a party fails to appoint a representative within the [***] Business Day period set forth above, the dispute will immediately be referred to the Chief Business Officer (or another officer as he/she may designate) of each party who will meet and discuss as necessary to try to resolve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.17.

12.2Technical Dispute Resolution.

If a dispute arises (other than disputes under Section 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage, or other activities under this Agreement (a “Technical Dispute”), the parties will make all reasonable efforts to resolve the dispute by amicable negotiations. In that regard, senior representatives of each party will, as soon as possible and in any event no later than [***] Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite this meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within [***] Business Days of the written request, the Technical Dispute will, at the request of either party, be referred for determination to an expert in accordance with Exhibit A. If the parties cannot agree that a dispute is a Technical Dispute, Section 12.1 will prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution under the applicable marketing approval for the Products will

Master Manufacturing Services Agreement

not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

ARTICLE 13

MISCELLANEOUS

13.1Inventions.

(a)For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client’s Intellectual Property which Patheon must use in order to perform the Manufacturing Services.

(b)All Client Intellectual Property will be the exclusive property of Client.

(c)All Patheon Intellectual Property will be the exclusive property of Patheon. Patheon hereby grants to Client a perpetual, irrevocable, non-exclusive, paid-up, royalty-free, transferable license to use the Patheon Intellectual Property used by Patheon to perform the Manufacturing Services to enable Client to manufacture the Product(s).

(d)Each party will be solely responsible for the costs of filing, prosecution, and maintenance of patents and patent applications on its own Inventions.

(e)Either party will give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or otherwise controlled by the party.

13.2Intellectual Property.

(a)Patheon hereby grants Client, without charge, an irrevocable, perpetual royalty free, fully paid-up, nonexclusive, worldwide license (together with the right to sublicense) to use any Patheon Intellectual Property generated or derived by or on behalf of Patheon relating to the manufacturing, formulation or development of any Product (including any Component thereof) of Client, its Affiliates or any of its or their licensees.

(b)Other than as provided in Section 13.2(a): (i) neither party has, nor will it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing; and (ii) neither party will use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

13.3Insurance.

Each party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of [***] years thereafter. This insurance will have policy limits of not less than (i) [***] for each occurrence for personal injury or property damage liability; and (ii) [***] in the aggregate per annum for product and completed operations liability. If requested each party will give the other a

Master Manufacturing Services Agreement

certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of [***] days’ written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault of its own, then the party will forthwith notify the other party in writing and the parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.4Independent Contractors.

The parties are independent contractors and this Agreement and any Product Agreement will not be construed to create between Patheon and Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners, or any similar relationship, the existence of which is expressly denied by the parties.

13.5No Waiver.

Neither party’s failure to require the other party to comply with any provision of this Agreement or any Product Agreement will be deemed a waiver of the provision or any other provision of this Agreement or any Product Agreement, with the exception of Sections 6.1 and 8.2 of this Agreement.

13.6Assignment and Subcontracting.

(a)

Patheon may not assign this Agreement or any Product Agreement or assign, delegate or subcontract any of its associated rights or obligations without the written consent of Client, this consent not to be unreasonably withheld. Further it is specifically agreed that Patheon may not subcontract any part of the Manufacturing Services under a Product Agreement to any of its Affiliates without Client’s prior consent. Patheon will remain solely liable to Client for its obligations, and for the obligations of the applicable Affiliates and subcontractors of Patheon under this Agreement, any applicable Product Agreement, and the Quality Agreement, if the Manufacturing Services are subcontracted.

(b)

Subject to Section 8.2(e), Client may assign this Agreement or any Product Agreement or any of its associated rights or obligations without approval from Patheon, but Client will give Patheon prior written notice of any assignment, any assignee will covenant in writing with Patheon to be bound by the terms of this Agreement or the Product Agreement, and Client will remain liable hereunder. Any partial assignment will be subject to Patheon’s cost review of the assigned Products and Patheon may terminate this Agreement or any Product Agreement or any assigned part thereof, on [***] months’ prior written notice to Client and the assignee if good faith discussions do not lead to agreement on amended Manufacturing Service fees within a reasonable time. Client will reimburse Patheon for any costs incurred by Patheon in connection with the partial assignment including any expenses incurred by Patheon for any due diligence audits in connection with the partial assignment.

(c)

Despite the foregoing provisions of this Section 13.6, either party may assign this Agreement or any Product Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, but the assignee must execute an agreement with the non-assigning party whereby it agrees to be bound hereunder.

Master Manufacturing Services Agreement

13.7Force Majeure.

Neither party will be liable for the failure to perform its obligations under this Agreement or any Product Agreement if the failure is caused by an event beyond that party’s reasonable control, including, but not limited to, strikes or other labor disturbances at a third party supplier, lockouts, inability to obtain fuel or power, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, or storms (a “Force Majeure Event”). A party claiming a right to excused performance under this Section 13.7 will immediately notify the other party in writing of the extent of its inability to perform, which notice will specify the event beyond its reasonable control that prevents the performance, and will use all reasonable efforts to mitigate and recover from the effects of the Force Majeure Event as promptly as possible. Neither party will be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement or any Product Agreement.

13.8Additional Product.

Additional Products may be added to, or existing Products deleted from, any Product Agreement by amendments to the Product Agreement including Schedules A, B, C, and D as applicable.

13.9Notices.

Unless otherwise agreed in a Product Agreement, any notice, approval, instruction or other written communication required or permitted hereunder will be sufficient if made or given to the other party by personal delivery or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses or electronic mail addresses set forth below:

If to Client:

ChemoCentryx, Inc.
850 Maude Avenue
Mountain View, CA 94043

Attention: [***]

Email address: [***]

With a copy to:

ChemoCentryx, Inc.
850 Maude Avenue
Mountain View, CA 94043

Attention: [***]

Email address: [***]

Master Manufacturing Services Agreement

If to Patheon:

Patheon Pharmaceuticals Inc.

2110 East Galbraith Road

Cincinnati, OH 45237-1625

Attention: [***]

Email address: [***]

With a copy to:

Patheon Inc.

Canterbury Place

4815 Emperor Boulevard

Research Triangle Park,

NC 27703

Attention: [***]

or to any other addresses or electronic mail addresses given to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery, or electronic mail will be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States, Canada, or European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.10Severability.

If any provision of this Agreement or any Product Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.

13.11Entire Agreement.

This Agreement, together with the applicable Product Agreement and the Quality Agreement, constitutes the full, complete, final and integrated agreement between the parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings concerning the subject matter hereof. Any modification, amendment, or supplement to this Agreement or any Product Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents will be this Agreement, the Product Agreement, and the Quality Agreement.

13.12Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or Patheon will have any effect on the rights, duties, or obligations of the parties under or otherwise modify this Agreement or any Product Agreement, regardless of any failure of Client or Patheon to object to the terms, provisions, or conditions unless the document specifically refers to this Agreement or the applicable Product Agreement and is signed by both parties.

Master Manufacturing Services Agreement

13.13No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement or any Product Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement or any Product Agreement.

13.14Execution in Counterparts.

This Agreement and any Product Agreement may be executed in two or more counterparts, by original, facsimile or “pdf” signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.15Use of Client Name.

Patheon will not make any use of Client’s name, trademarks or logo or any variations thereof, alone or with any other word or words, without the prior written consent of Client, which consent will not be unreasonably withheld. Despite this, Client agrees that Patheon may include Client’s name and logo in customer lists or related marketing and promotional material for the purpose of identifying users of Patheon’s Manufacturing Services.

13.16Taxes.

(a)Client will bear all taxes, duties, levies and similar charges (and any related interest and penalties) (“Tax” or “Taxes”), however designated, imposed as a result of the provision by the Patheon of Services under this Agreement, except:

(i)	any Tax based on net income or gross income that is imposed on Patheon by its jurisdiction of formation or incorporation (“Resident Jurisdiction”);
(i)	any Tax based on net income or gross income that is imposed on Patheon by jurisdictions other than its Resident Jurisdiction if this tax is based on a permanent establishment of Patheon; and
(ii)

any Tax that is recoverable by Patheon in the ordinary course of business for purchases made by Patheon in the course of providing its Services, such as Value Added Tax (as more fully defined in subparagraph (d) below), Goods & Services Tax (“GST”) and similar taxes.

(b)If Client is required to bear a tax, duty, levy or similar charge under this Agreement by any state, federal, provincial or foreign government, including, but not limited to, Value Added Tax, Client will pay the tax, duty, levy or similar charge and any additional amounts to the appropriate taxing authority as are necessary to ensure that the net amounts received by Patheon hereunder after these payments or withholdings equal the amounts to which Patheon is otherwise entitled under this Agreement as if the tax, duty, levy or similar charge did not exist.

(c)Patheon will not collect an otherwise applicable tax if Client’s purchase is exempt from Patheon’s collection of the tax and a valid tax exemption certificate is furnished by Client to Patheon.

Master Manufacturing Services Agreement

(d)If Section 13.16(a)(iii) does not apply, any payment due under this Agreement for the provision of Services to Client by Patheon is exclusive of value added taxes, turnover taxes, sales taxes or similar taxes, including any related interest and penalties (hereinafter all referred to as “VAT”). If any VAT is payable on a Service supplied by Patheon to Client under this Agreement, this VAT will be added to the invoice amount and will be for the account of (and reimbursable to Patheon by) Client. If VAT on the supplies of Patheon is payable by Client under a reverse charge procedure (i.e., shifting of liability, accounting or payment requirement to recipient of supplies), Client will ensure that Patheon will not effectively be held liable for this VAT by the relevant taxing authorities or other parties. Where applicable, Patheon will use its reasonable commercial efforts to ensure that its invoices to Client are issued in such a way that these invoices meet the requirements for deduction of input VAT by Client, if Client is permitted by law to do so.

(e)Any Tax that Client pays, or is required to pay, but which Client believes should properly be paid by Patheon pursuant hereto may not be offset against sums due by Client to Patheon whether due pursuant to this Agreement or otherwise. The parties will cooperate in accordance with Applicable Law to minimize any above mentioned indirect taxes, duty or similar charges incurred in connection with this Agreement.

13.17Prohibition of Corrupt Payment.

The parties commit to conduct their business at all times in a fair and lawful manner and agree to comply with applicable anti-bribery, anti-corruption, and anti-kickback laws and regulations as well as international anti-corruption standards, including but not limited to the Swiss Criminal Code, the U.S. Foreign Corrupt Practices Act (“US FCPA”), the UK Bribery Act (“UK BA”), as amended, as well as similar applicable laws of each country where the parties have their principal places of business and where the parties conduct activities under this Agreement (together “Anti-Corruption Laws”).

The parties confirm that they have not, and that neither party nor any of its officers, directors, employees, representatives, agents, nor any other party acting on their behalf will or seek to, in connection with the transactions contemplated by this Agreement influence directly or indirectly:

any Healthcare Professional,

any Public Official, or

any Other Covered Individual, as defined herein,

by offering, providing, authorizing, or promising, directly or indirectly any tangible or intangible benefit, discount, commission, rebate, free goods, bribe, kickback or other benefit including gifts, grants and donations (“Benefit”) to this person, or any person associated with or related to this person in order to secure any advantage that would unfairly or illegally benefit the party’s business or financial interests such as official decision-making or inducing someone to breach professional duties.

Furthermore, the parties confirm that they have not, and that neither the party nor any of its officers, directors, employees, representatives, agents will, directly or indirectly, seek, receive or obtain, in connection with the transactions contemplated by this Agreement, any Benefit which is provided, offered, authorized or promised with the intention to induce the recipient to improperly perform a function or activity, or rewards the recipient for improperly performing a function or activity.

Patheon will keep, at all times, all books, records, and accounts in reasonable detail to accurately, clearly and fairly reflect all of the financial affairs of Patheon related to this Agreement and all items of income and expense and any services provided in connection with this Agreement according to any and all applicable laws, rules and regulations.

Master Manufacturing Services Agreement

Patheon represents and warrants that its books and records are complete and accurate, and that all records, information, and representations that it has provided to Client and will provide to Client in the future are and will be complete and accurate.  Upon Client’s good faith, reasonable belief of, or a governmental investigation of, Patheon’s violation of Applicable Laws, upon written notice to Patheon, Client may engage an independent third party auditor to conduct an investigation and audit of Patheon’s books, records and accounts to verify compliance with the provisions of this Agreement.  Patheon agrees to cooperate fully with the investigation, the scope, method, nature and duration of which will be at the reasonable discretion of the independent third party auditor.

Each party will be responsible for training its employees, agents and other representatives who are involved with the activities set forth in this Agreement on Anti-Corruption Laws.

Each party will report to the other party immediately any incident, event and information it learns of that may indicate that a violation of Anti-Corruption Laws has occurred in relation to this Agreement.  If a governmental authority investigates either party as a result of that party’s potential violation of Anti-Corruption Laws, the other party will provide all necessary assistance to the investigated party to facilitate the investigated party’s compliance with the investigation.

Each party, if requested by the other party in writing, will certify, in writing and no more often than once a Year, that it has not engaged in and that to the best of its knowledge none of its officers, directors, employees, agents and other representatives has engaged in any violation of Anti-Corruption Laws.

For purposes of this Agreement, the following definitions will apply:

“Healthcare Professional” will mean any person that is a member of the medical, dental, pharmacy or nursing professions or any other person who, in the course of his or her professional activities, may prescribe, purchase, supply, recommend or administer a medicinal product, including any official or employee of a government agency.

“Public Official” is any officer, agent or employee of a government or any department, agency, public enterprise or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any government or department, agency, or instrumentality, or for or on behalf of any public international organization, or any public official, political party, party official, candidate for public or political party office including Healthcare Professionals acting for or on behalf of a public healthcare organization or national health service.

“Other Covered Individual” is any individual who is not a Public Official or Healthcare Professional and who performs a function or activity connected with a business, in the course of a person’s employment, or on behalf of a company or another body of persons and who must not be unlawfully influenced in his or her decision-making in connection with the relevant function or activity, or induced to violate a lawful duty, or expectation of good faith performance, impartiality, or a position of trust, as this influence or inducement would result in a violation of applicable Anti-Corruption Laws or code of conduct of either party.

13.18Governing Law.

This Agreement and any Product Agreement or Quality Agreement will be construed and enforced in accordance with the laws of the State of New York and the laws of the United States of America applicable therein and subject to the exclusive jurisdiction of the courts thereof. The UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

[Signature page to follow]

Master Manufacturing Services Agreement

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

PATHEON PHARMACEUTICALS INC.

By: /s/ Miguel Faustino

Name: Miguel Faustino

Title: VP & GM – Cincinnati Regional Ops

Date: 31 March 2020

CHEMOCENTRYX, INC.

By: /s/ Thomas Schall

Name: Thomas Schall

Title: President, CEO

Date: 2020-03-27

Master Manufacturing Services Agreement

APPENDIX 1

FORM OF PRODUCT AGREEMENT

(Includes Schedules A to D)

PRODUCT AGREEMENT

This Product Agreement (this “Product Agreement”) is issued under the Master Manufacturing Services Agreement dated March 18, 2020 between Patheon Pharmaceuticals Inc., and ChemoCentryx, Inc. (the “Master Agreement”), and is entered into [insert effective date] (the “Effective Date”), between Patheon Pharmaceuticals Inc., [or applicable Patheon Affiliate], a corporation existing under the laws of the State of Delaware [or applicable founding jurisdiction for Patheon Affiliate], having a principal place of business at 2110 East Galbraith Road, Cincinnati, OH 45237-1625 [or Patheon Affiliate address] (“Patheon”) and [insert Client name, legal entity, founding jurisdiction and address] (“Client”).

The terms and conditions of the Master Agreement are incorporated herein except to the extent this Product Agreement expressly references the specific provision in the Master Agreement to be modified by this Product Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.

The Schedules to this Product Agreement are incorporated into and will be construed in accordance with the terms of this Product Agreement.

1.	Product List and Specifications (See Schedule A attached hereto)
2.	Minimum Order Quantity, Annual Volume, and Price (See Schedule B attached hereto)
3.	Annual Stability Testing and Validation Activities (if applicable) (See Schedule C attached hereto)
4.	Active Materials, Active Materials Credit Value, and Maximum Credit Value (See Schedule D attached hereto)
5.	Territory: (insert the description of the Territory here)
6.	Manufacturing Site: (insert address of Patheon Manufacturing Site where the Manufacturing Services will be performed)
7.	Governing Law: (per Section 13.17 of the Master Agreement)
8.	Inflation Index: (if applicable under Section 4.2(a) of the Master Agreement for Products manufactured outside of the Unites States or Puerto Rico)
9.	Currency: (per Section 1.4 of the Master Agreement)
10.	Initial Set Exchange Rate: (if applicable under Section 4.2(c) of the Master Agreement)

Master Manufacturing Services Agreement

11.	Initial Product Term: (per Section 8.1 of the Master Agreement) from the Effective Date until December 31, 20__
12.	Notices: (if applicable under Section 13.9 of the Master Agreement)
13.	Early Termination Fee: (per Section 8.2(d) of the Master Agreement)
14.	Other Modifications to the Master Agreement: (if applicable under Section 1.2 of the Master Agreement)

________________________________________

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON PHARMACEUTICALS INC. [or applicable Patheon Affiliate]

By:

Name:

Title:

Date:

CHEMOCENTRYX, INC.

By:

Name:

Title:

Date:

Master Manufacturing Services Agreement

SCHEDULE A

PRODUCT LIST AND SPECIFICATIONS

Product List

[insert product list]

Specifications

Prior to the start of commercial manufacturing of Product under this Agreement Client will provide to Patheon a copy of the originally executed Specifications as approved by the applicable Regulatory Authority. If the Specifications received by Patheon are subsequently amended, then Client will provide to Patheon a copy of the revised executed Specifications. Upon acceptance of the revised Specifications, this acceptance not to be withheld other than if the acceptance would cause Patheon to materially violate Applicable Law or result in material additional costs to Patheon in performing its obligations under this Agreement, Patheon will give Client a signed and dated receipt indicating Patheon’s acceptance of the revised Specifications. Patheon agrees that the Specifications are Client Intellectual Property and that any use of the Specifications by Patheon or any third party subcontractor that it engages will be subject to the requirements of Sections 13.1 and 13.2 of the Master Agreement.

Client-Supplied Components (if applicable)

Master Manufacturing Services Agreement

SCHEDULE B

MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE

[Insert Price Table]

Manufacturing Assumptions:

Packaging Assumptions:

Testing Assumptions:

The following cost items are included in the Price for the Products:

[***]

The following cost items are not included in the Price for the Products:

[***]

Master Manufacturing Services Agreement

SCHEDULE C

ANNUAL STABILITY TESTING [and VALIDATION ACTIVITIES (if applicable)]

Patheon and Client will agree in writing on any stability testing to be performed by Patheon on the Products. This agreement will specify the commercial and Product stability protocols applicable to the stability testing and the fees payable by Client for this testing including the Price for the Product withdrawn for the stability testing.

Master Manufacturing Services Agreement

SCHEDULE D

ACTIVE MATERIALS

Active Materials	Supplier
l	l

ACTIVE MATERIALS CREDIT VALUE

The Active Materials Credit Value will be as follows:

PRODUCT	ACTIVE MATERIALS	ACTIVE MATERIALS CREDIT VALUE
Client’s actual cost for Active Materials not to exceed $_____per kilogram

MAXIMUM CREDIT VALUE

Patheon’s liability for Active Materials calculated in accordance with Section 2.2 of the Master Agreement [for any Product] in a Year will not exceed, in the aggregate, the maximum credit value set forth below:

PRODUCT	MAXIMUM CREDIT VALUE
[***] of revenues per Year to Patheon under this Product Agreement.

[End of Product Agreement]

Master Manufacturing Services Agreement

EXHIBIT A

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Section 12.2 will be resolved in the following manner:

1.Appointment of Expert. Within [***] Business Days after a party requests under Section 12.2 that an expert be appointed to resolve a Technical Dispute, the parties will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the parties are unable to so agree within the [***] Business Day period, or if there is a disclosure of a conflict by an expert under Paragraph 2 hereof which results in the parties not confirming the appointment of the expert, then an expert (willing to act in that capacity hereunder) will be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2.Conflicts of Interest. Any person appointed as an expert will be entitled to act and continue to act as an expert even if at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment if before accepting the appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses the interest or duty and the parties will, after the disclosure, have confirmed his appointment.

3.Not Arbitrator. No expert will be deemed to be an arbitrator and the provisions of the American Arbitration Act or of any other applicable statute (foreign or domestic) and the law relating to arbitration will not apply to the expert or the expert’s determination or the procedure by which the expert reaches his determination under this Exhibit A.

4.Procedure. Where an expert is appointed:

(a)

Timing. The expert will be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues the authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within [***] Business Days (or another date as the parties and the expert may agree) after receipt of all information requested by him under Paragraph 4(b) hereof.

(b)

Disclosure of Evidence. The parties undertake one to the other to give to any expert all the evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they will disclose promptly and in any event within [***] Business Days of a written request from the relevant expert to do so.

(c)

Advisors. Each party may appoint any counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties will co-operate and seek to narrow and limit the issues to be determined.

Master Manufacturing Services Agreement

(d)

Appointment of New Expert. If within the time specified in Paragraph 4(a) above the expert will not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert will thereupon cease for the purposes of determining the matter at issue between the parties except if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then this decision will have effect and the proposed appointment of the new expert will be withdrawn.

(e)	Final and Binding. The determination of the expert will, except for fraud or manifest error, be final and binding upon the parties.
(f)

Costs. Each party will bear its own costs for any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert will be shared equally by the parties.

For greater certainty, the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including this Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

Master Manufacturing Services Agreement

EXHIBIT B

MONTHLY ACTIVE MATERIALS INVENTORY REPORT

TO:CHEMOCENTRYX, INC.

FROM:PATHEON PHARMACEUTICALS INC. [or applicable Patheon Affiliate]

RE: Active Materials monthly inventory report under Section 2.2(a) of the Master Manufacturing Services Agreement dated March 18, 2020 (the “Agreement”)

Reporting month:

Active Materials on hand
at beginning of month:		kg (A)

Active Materials on hand
at end of month:		kg (B)

Quantity Received during month:		kg (C)

Quantity Dispensed[1] during month:		kg
(A + C – B)

Quantity Converted during month:		kg
(total Active Materials in Products produced
and not rejected, recalled or returned or in work-in-process)

Capitalized terms used in this report have the meanings given to the terms in the Agreement.

PATHEON PHARMACEUTICALS INC.	DATE:
[or applicable Patheon Affiliate]

Per:

Name:

Title:

[1]

Excludes any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or consumed in technical transfer activities or development activities, including, without limitation, any regulatory, stability, validation, or test Batches manufactured during the month.

Master Manufacturing Services Agreement

EXHIBIT C

REPORT OF ANNUAL ACTIVE MATERIALS INVENTORY RECONCILIATION

AND CALCULATION OF ACTUAL ANNUAL YIELD

TO:CHEMOCENTRYX, INC.

FROM: PATHEON PHARMACEUTICALS INC. [or applicable Patheon Affiliate]

RE: Active Materials annual inventory reconciliation report and calculation of Actual Annual Yield under Section 2.2(a) of the Master Manufacturing Services Agreement dated March 18, 2020 (the “Agreement”)

Reporting Year ending:

Active Materials on hand
at beginning of Year:		kg (A)

Active Materials on hand
at end of Year:		kg (B)

Quantity Received during Year:		kg (C)

Quantity Dispensed[2] during Year:		Kg (D)
(A + C – B)

Quantity Converted during Year:		Kg (E)
(total Active Materials in Products produced
and not rejected, recalled or returned or in work-in-process)

Active Materials Credit Value:	$	/ kg (F)

Target Yield:		% (G)

Actual Annual Yield:		% (H)

[2]

Excludes any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or consumed in technical transfer activities or development activities, including, without limitation, any regulatory, stability, validation, or test Batches manufactured during the month.

Master Manufacturing Services Agreement

((E ∕ D) * 100)

Shortfall Credit:	$	(I)
[***]	(if a negative number, insert zero)

Based on the foregoing reimbursement calculation Patheon will reimburse Client the amount of $ .

Surplus Credit:	$	(J)

Based on the foregoing reimbursement calculation Patheon may carry forward one Year a Surplus Credit in the amount of $                                               .

Capitalized terms used in this report have the meanings given to the terms in the Agreement.

DATE:

PATHEON PHARMACEUTICALS INC.

[or applicable Patheon Affiliate]

Per:

Name:

Title:

EXHIBIT D

EXAMPLE OF PRICE ADJUSTMENT DUE TO CURRENCY FLUCTUATION

Section 4.2(d)

Time period: 10/01/15 to 09/30/16. Average (365 days): 0.998  -- “Set Exchange Rate” SAMPLE EXCHANGE CALCULATION  Initial Exchange Rate: Set Exchange Rate: 1.0000.998 CAD/USD  CAD/USD 3.59 3.70 Initial Price: (Material price and PPI adjustments) Calculation: [Revised Price (After FX)] = [Revised Price (Before FX)] X [Initial Exchange Rate] / [Set Exchange Rate] = 3.70 X [1.000 / 0.998] = 3.71